UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to §240.14a-12

AVADEL PHARMACEUTICALS PLC
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)
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Fee paid previously with preliminary materials.

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Avadel Pharmaceuticals plc
10 Earlsfort Terrace
Dublin 2, Ireland
D02 T380
NOTICE OF 2021 ANNUAL GENERAL MEETING OF SHAREHOLDERS
To Be Held on August 3, 2021 at 10:00 a.m. (Irish Standard Time)
To Our Shareholders:
You are cordially invited to attend the annual general meeting of shareholders (the “Meeting”) of Avadel Pharmaceuticals plc (the “Company”) to be held August 3, 2021 at 10:00 a.m. (Irish Standard Time) at the offices of Arthur Cox LLP, Ten Earlsfort Terrace, Dublin 2, D02 T380, Ireland, for the following purposes:
1.
By separate resolutions, to elect the following six current Directors: Gregory J. Divis, Dr. Eric J. Ende, Geoffrey M. Glass, Dr. Mark A. McCamish, Linda S. Palczuk and Peter J. Thornton to the Board of Directors; each to serve a one-year term expiring at the conclusion of the next annual general meeting of shareholders (“Proposal 1”);

2.
To ratify, in a non-binding vote, the appointment of Deloitte & Touche LLP as the Company’s independent registered public auditor and accounting firm for the fiscal year ending December 31, 2021 and to authorize, in a binding vote, the Audit Committee of the Board of Directors to set the independent registered public auditor and accounting firm remuneration (“Proposal 2”);

3.
To renew the Board of Directors’ existing authority under Irish law to allot and issue ordinary shares (“Proposal 3”);

4.
To approve any motion to adjourn the Meeting, or any adjournments thereof, to another time and place to solicit additional proxies if there are insufficient votes at the time of the Meeting to approve any or all of Proposal 5 (“Proposal 4”);

5.
To renew the Board of Directors’ existing authority under Irish law to opt-out of the statutory pre-emption rights (“Proposal 5”); and

6.
To transact such other business as may properly be brought before the Meeting and any adjournments or postponements of the Meeting.

Proposals 1, 2, 3 and 4 are ordinary resolutions, requiring a majority of the votes cast in person or by proxy at the Meeting. Proposal 5 is a special resolution requiring the affirmative vote of at least 75% of the votes cast in person or by proxy at the Meeting.
During the Meeting, following a review of the Company’s affairs, the Company’s management will also present for consideration the Company’s Irish Statutory Financial Statements for the financial year ended December 31, 2020, along with the related directors’ and independent auditor’s reports. There is no requirement under Irish law that the Irish Statutory Financial Statements be approved by the shareholders, and no such approval will be sought at the Meeting.
This notice of the Meeting and accompanying proxy materials will first be made available to you on or about April 30, 2021 as a holder of record of the Company’s ordinary shares as of 5:00 p.m. (Irish Standard Time) on May 25, 2021. The Bank of New York Mellon, as the depositary (the “Depositary”), or a broker, bank or other nominee, will make these proxy materials available to holders of American Depositary Shares, each of which represents one ordinary share, nominal value US$0.01 per share, of the Company (“ADSs”).
If you hold ADSs, you may instruct the Depositary, either directly or through your broker, bank or other nominee, how to vote the ordinary shares represented by your ADSs. The Depositary has fixed a record date for the determination of holders of ADSs who shall be entitled to give such voting instructions. We have been informed by the Depositary that it has set the ADS record date for the Meeting as 5:00 p.m (New York Time) on May 25, 2021. If you wish to have your votes cast at the meeting, you must follow the instructions in the enclosed voting instruction card from the Depositary, if you are a registered holder of ADSs, or in accordance with any instructions from your broker, bank or other nominee. Please note that only registered holders of ordinary shares, rather than ADSs, are entitled to attend, speak, and vote directly at the Meeting. Any shareholder entitled to attend, speak and vote at the Meeting may appoint one or more proxies, who need not be shareholder(s) of the Company.
If you hold ordinary shares as a shareholder of record (rather than a holder of ADSs) at 5:00 p.m. (Irish Standard Time) on May 25, 2021, the record date established by the Board of Directors, you will be eligible to vote at the Meeting. You may vote (i) in person at the Meeting, (ii) by granting your voting proxy to the Company’s proxy designees (i.e., Gregory J. Divis, our Chief Executive Officer or Thomas S. McHugh, our Corporate Treasurer, each with full power of substitution) and by submitting such proxy by means of (A) the Internet, in the manner instructed on the applicable Notice of Internet Availability of Proxy Materials described below, (B) e-mail, in the manner instructed on the proxy card enclosed with paper copies of these proxy materials or (C) regular mail, using the return envelope enclosed with paper copies of these proxy materials to return the enclosed proxy card properly signed and dated or by delivering the proxy card (or proxy form set out in section 184 of the Companies Act (the “Companies Act”) to the Company Secretary, Avadel Pharmaceuticals plc at Ten Earlsfort Terrace, Dublin 2, D02 T380, Ireland; or (iii) by granting your voting proxy to any person other than the Company’s proxy designees. If you submit a proxy to the Company’s proxy designees and do not provide specific voting instructions, you will be deemed to have instructed the Company’s proxy designees to vote your shares in accordance with the recommendations of the Board. If you wish to appoint as proxy any person other than the Company’s proxy designees, please contact the Company Secretary at our registered office; your nominated proxy must attend the Meeting in person in order for your votes to be cast. Registered holders of ordinary shares who vote by submitting their proxy card by mail (or by delivering it (or proxy form set out in section 184 of the Companies Act) to the Company Secretary, Avadel Pharmaceuticals plc at Ten Earlsfort Terrace, Dublin 2, D02 T380, Ireland), online or e-mail, or by granting their voting proxy directly to the Company’s proxy designees or to any other person, must ensure their proxy card is received at the address stated on the card, voted online or e-mailed to the address stated on the card by noon (New York Time) on July 27, 2021.
Enclosed with this Proxy Statement are (i) a proxy card (for use by holders of our ordinary shares) or a voting instruction card (for use by holders of our ADSs), as applicable, and (ii) a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020. In addition, enclosed is a copy of the Company’s Irish Statutory Financial Statements for the financial year ended December 31, 2020, along with the related directors’ and independent auditor’s reports. Additional copies of these materials may be obtained without charge by writing to the Company Secretary of Avadel Pharmaceuticals plc at Ten Earlsfort Terrace, Dublin 2, D02 T380, Ireland, or downloaded from our website at www.Avadel.com.
We intend to use the Internet as the primary means of providing our proxy materials to shareholders and holders of our ADSs in connection with the Meeting. As a result, certain shareholders and holders of our ADSs may not receive paper copies of our proxy materials. We intend to send shareholders and holders of our ADSs a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials and for voting via the Internet. The Notice of Internet Availability of Proxy Materials will also provide the date, time and location of the Meeting; the matters to be acted upon at the meeting and the Board of Directors’ recommendation with regard to each matter; a toll-free number, an e-mail address and a website where shareholders can request a paper or e-mail copy of our Proxy Statement, form of proxy card (for shareholders) and voting instruction card (for ADS holders), our Annual Report on Form 10-K for fiscal year 2020, and our Irish Statutory Financial Statements for the financial year ended December 31, 2020, along with the related directors’ and independent auditor’s reports; information on how to access the proxy card or voting instruction card, as applicable; and information on how to attend the Meeting and vote in person.
Your vote is very important.   The Company encourages you to read the Proxy Statement and the accompanying materials and to vote your shares or ADSs, as applicable, as promptly as possible.
Please note that, if you are a holder of ordinary shares, rather than ADSs, in the absence of specific instructions as to how to vote, brokers may not vote your shares on the election of directors. You may revoke your proxy at any time before the vote is taken by delivering to the Company Secretary a written revocation, submitting a proxy with a later date (but to be received by 10:00 A.M. (Irish Standard Time) on August 1, 2021) or by voting your shares in person at the Meeting, in which case your prior proxy will be disregarded. Please note that voting in advance in any of the ways described will not prevent a holder of ordinary shares from attending the Meeting.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” PROPOSALS 1, 2, 3, 4 AND 5.

IMPORTANT NOTICE REGARDING MEASURES TO REDUCE COVID-19 TRANSMISSION AT THE ANNUAL GENERAL MEETING OF SHAREHOLDERS
In light of the ongoing outbreak of Coronavirus (COVID-19), the Company would like to emphasize that we consider the health of our shareholders, employees and other attendees a top priority. We are continuing to monitor guidance issued by appropriate governmental health agencies, including the Irish Health Service Executive (“HSE”), the Irish government, the U.S. Center for Disease Control and Prevention and the World Health Organization (the “Health Authorities”) and we have implemented, and will continue to implement the measures advised by the relevant Health Authorities to minimize the spread of COVID-19. Information on such measures and on COVID-19 generally is available on the HSE’s website at https://www.hse.ie/eng/services/news/newsfeatures/covid19-updates/.
Shareholders are strongly encouraged to appoint a proxy to attend and vote at the Meeting on their behalf, as the preferred means of fully and safely exercising their rights, as personal attendance at the Meeting may present a health risk to themselves and others and may be subject to restrictions. The Meeting will be held in accordance with HSE and relevant Health Authority guidance, therefore:
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the Meeting will be as brief as possible;

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personal attendance is not recommended, and shareholders are encouraged to appoint proxies to vote on their behalf.

Presentations (if any) will be kept to a minimum at the Meeting and such presentations will be published on the investor relations page of the Company’s website found at www.Avadel.com as soon as practicable after the Annual Meeting.
In the event that a change of venue is necessitated due to public health recommendations regarding containment of COVID-19, which may include the closure of or restrictions on access to the meeting venue, we will communicate this to shareholders by an announcement, which will be published on the investor relations page of the Company’s website found at www.Avadel.com. We advise shareholders to monitor the investor relations page regularly, as circumstances may change at short notice and we recommend that shareholders keep up-to-date with HSE and relevant Health Authority guidance regarding travel, self-isolation and health and safety precautions.
By Order of the Board,
/s/ Jerad G. Seurer Jerad G. Seurer Corporate Secretary
Dublin, Ireland
April 30, 2021

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON AUGUST 3, 2021
We are mailing to holders of our ordinary shares and holders of our ADSs a Notice of Internet Availability of Proxy Materials (which we refer to as a “Notice”), rather than mailing a full paper set of the materials. The Notice contains instructions on how to access our proxy materials on the Internet, as well as instructions on obtaining a paper copy of the proxy materials. This process is more environmentally friendly and reduces our costs to print and distribute these materials. All holders of ADSs and holders of ordinary shares who do not receive such a Notice, including shareholders who have previously requested to receive a paper copy of the materials, will receive a full set of paper proxy materials by U.S. mail or other form of delivery if outside the United States.
Voting by the Internet is fast and convenient, and your vote is immediately confirmed and tabulated. If you receive a paper copy of the proxy materials, you may also vote by completing, signing, dating, and returning the accompanying proxy card, or the enclosed voting instruction card (in the case of ADSs, as applicable) in the enclosed return envelope furnished for that purpose. By using the Internet, you help us reduce postage and proxy tabulation costs. Please do not return the enclosed paper ballot if you are voting over the Internet.
As provided in the Notice, this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 will be available online at www.Avadel.com and on the website address designated on the Notice. The Company’s Irish Statutory Financial Statements for the financial year ended December 31, 2020, along with the related directors’ and independent auditor’s reports, will be available online at www.Avadel.com and on the website address designated on the Notice prior to the date of the Meeting.
To obtain directions to the offices of Arthur Cox so that you can attend the Meeting in person, please visit the “Investors” section of our website at www.Avadel.com or contact in writing at Avadel Pharmaceuticals plc, 16640 Chesterfield Grove Road, Suite 200, Chesterfield, MO 63005, Attn: Investor Relations.
IT IS IMPORTANT THAT YOU VOTE PROMPTLY, OR IF YOU VOTE BY MEANS OF A PROXY OR VOTING INSTRUCTION CARD, THAT SUCH PROXY OR VOTING INSTRUCTION CARD BE RETURNED PROMPTLY AND IN ANY EVENT BY 10:00 A.M. (IRISH STANDARD TIME) ON AUGUST 1, 2021, IN THE CASE OF PROXY CARDS BY RECORD HOLDERS OF ORDINARY SHARES, AND AT LEAST FIVE (5) BUSINESS DAYS BEFORE THE TIME APPOINTED FOR THE MEETING IN THE CASE OF VOTING INSTRUCTIONS BY HOLDERS OF ADSs.
IF YOU ARE UNABLE TO BE PRESENT AT THE MEETING, PLEASE VOTE YOUR SHARES BY SIGNING, DATING AND MAILING THE ENCLOSED PROXY CARD (IF YOU HOLD ORDINARY SHARES DIRECTLY) OR FOLLOWING THE INSTRUCTIONS IN THE ENCLOSED VOTING INSTRUCTION CARD TO VOTE BY MAIL (IF YOU HOLD ADSs), OR VOTE VIA THE INTERNET, AS APPLICABLE. YOUR PROXY CARD (AS APPLICABLE) MUST BE RECEIVED AT THE ADDRESS STATED ON THE CARD OR E-MAILED TO THE ADDRESS STATED ON THE CARD BY NO LATER THAN 10:00 A.M. (IRISH STANDARD TIME) ON AUGUST 1, 2021. YOUR VOTING INSTRUCTIONS TO THE DEPOSITARY (AS APPLICABLE) MUST BE RECEIVED BY NOON (NEW YORK TIME) ON JULY 27, 2021.
IF YOU WISH, YOU MAY REVOKE YOUR PROXY CARD AT ANY TIME PRIOR TO THE TIME IT IS VOTED BY DELIVERING TO THE COMPANY SECRETARY A WRITTEN REVOCATION, SUMMITTING A PROXY WITH A LATER DATE (BUT TO BE RECEIVED BY NOON ON JULY 27, 2021) OR BY VOTING YOUR SHARES IN PERSON AT THE MEETING IN WHICH CASE YOUR PRIOR VOTE WILL BE DISREGARDED. A REGISTERED HOLDER OF ADSs MAY REVOKE OR CHANGE A VOTING INSTRUCTION BY NOTIFYING THE DEPOSITARY IN WRITING OR SENDING A SUPERSEDING VOTING INSTRUCTION CARD TO BE RECEIVED BY NOON (NEW YORK TIME) ON JULY 27, 2021; AN INDIRECT HOLDER OF ADSs MAY REVOKE OR CHANGE A VOTING INSTRUCTION BY CONTACTING ITS BROKER FOR INSTRUCTIONS.

i

Avadel Pharmaceuticals plc
10 Earlsfort Terrace
Dublin 2, Ireland
D02 T380

PROXY STATEMENT
2021 Annual General Meeting of Shareholders

General
This Proxy Statement and the accompanying materials are being furnished to you by the Board of Directors (the “Board”) of Avadel Pharmaceuticals plc (“Avadel,” the “Company,” “we,” “us,” “our” or similar terms) to solicit your proxy to vote your shares, or, as applicable, ADSs (as defined below) at our 2021 annual general meeting of shareholders (the “Meeting”), or at any adjournments or postponements thereof. The materials accompanying this Proxy Statement are (i) a proxy card (for use by holders of our ordinary shares) or a voting instruction card (for use by holders of American Depositary Shares), each of which represents one ordinary share, nominal value US$0.01 per share, of the Company (“ADSs”), as applicable, and (ii) a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (the “Annual Report”). In addition, we enclose together with this Proxy Statement, a copy of the Company’s Irish Statutory Financial Statements for the financial year ended December 31, 2020, along with the related directors’ and independent auditor’s reports.
The Board has designated the offices of Arthur Cox, located at Ten Earlsfort Terrace, Dublin 2, D02 T380, Ireland, as the place of the Meeting. The Meeting will be called to order at 10:00 a.m. (Irish Standard Time), August 3, 2021. To obtain directions to attend the Meeting in person, please visit the “Investors” section of our website at www.Avadel.com or contact Avadel Pharmaceuticals plc, 16640 Chesterfield Grove Road, Suite 200, Chesterfield, MO 63005, Attn: Investor Relations.
Voting and Board Recommendations
Shares.   As of May 25, 2021, there were           ordinary shares issued and outstanding, of which were represented by ADSs. All registered holders of ordinary shares at 5:00 p.m. (Irish Standard Time) on May 25, 2021, the record date established by the Board (the “Record Date”), may vote at the Meeting. Each ordinary share owned as of the Record Date is entitled to one vote on each matter properly presented at the Meeting. A holder of ADSs registered in such holder’s name on the books of The Bank of New York Mellon, which acts as the depositary under our ADS program (the “Depositary”) (a “registered holder of ADSs”), may instruct the Depositary to vote the ordinary shares represented by such ADSs, provided that the Depositary receives the holder’s voting instructions by noon (New York Time) on July 27, 2021, which is the date established by the Depositary for such purpose. A holder of ADSs held through a broker or other securities intermediary (a “beneficial holder of ADSs”) should follow the instructions that its broker or other securities intermediary provides to vote the ordinary shares underlying its ADSs. The Depositary has fixed a record date for the determination of holders of ADSs who shall be entitled to give such voting instructions. The Company has been informed by the Depositary that it has set the ADS record date for the Meeting as the close of business (New York Time) on May 25, 2021 (the “ADS Record Date”).
Attendance.   Registered shareholders may attend the Meeting in person or by appointing a proxy. Holders of ADSs may not attend the Meeting in person or by proxy, unless they surrender their ADSs and become registered on the registry maintained on behalf of the Company before the Record Date. The process for surrendering your ADSs is coordinated through your broker, or, if you do not hold your ADSs through a broker, directly with the Depositary. The Company cannot accurately predict the number of days it will take to complete the process of becoming a registered shareholder.
Voting.   Registered holders may vote (i) in person at the Meeting, (ii) by granting your voting proxy to the Company’s proxy designees (i.e., Gregory J. Divis, our Chief Executive Officer or Thomas S. McHugh, our Corporate Treasurer, each with full power of substitution) and by submitting such proxy by means of  (A) the Internet, in the manner instructed on the applicable Notice of Internet Availability of Proxy Materials described below, (B) e-mail, in the manner instructed on the proxy card enclosed with paper copies of these proxy materials to return the enclosed proxy card properly signed and dated or by delivering the proxy card (or proxy form set out in section 184 of the Companies Act) to the Company Secretary, Avadel Pharmaceuticals plc at Ten Earlsfort Terrace, Dublin 2, D02 T380, Ireland or (C) regular mail, using the return envelope enclosed with paper copies of these proxy materials; or (iii) by granting your voting proxy to any person other than the Company’s proxy designees. If you submit a proxy to the Company’s proxy designees and do not provide specific voting instructions, you will be deemed to have instructed the Company’s proxy designees to vote your shares in accordance with the recommendations of the Board. The Company intends to first mail or make available printed versions of this Proxy Statement and the accompanying materials to its shareholders and holders of its ADSs on or about April 30, 2021. Registered holders of ordinary shares who vote by submitting their proxy card by mail (or by delivering it (or proxy form set out in section 184 of the Companies Act) to the Company Secretary, Avadel Pharmaceuticals plc at Ten Earlsfort Terrace, Dublin 2, D02 T380, Ireland), online or e-mail, or by granting their voting proxy directly to the Company’s proxy designees or to any other person, must ensure their proxy card is received at the address stated on the card or e-mailed to the address stated on the card by 10:00 A.M. (Irish Standard Time) on August 1, 2021.
Holders of ADSs may only vote by instructing the Depositary how to vote the ordinary shares represented by their ADSs. Voting instructions may be given to the Depositary by following the instructions on the voting instructions form provided for ADS holders enclosed with paper copies of these proxy materials or on the applicable Notice of Internet Availability of Proxy Materials described below. The Depositary will endeavor to vote the underlying ordinary shares as so instructed (in the case of ADSs held through a broker or other securities intermediary, you must rely on the procedures of such intermediary to ensure that your voting instructions are properly communicated to the Depositary for this purpose). Voting instructions as to ADSs must be received by the Depositary by 12:00 Noon (New York Time) on the ADS Record Date in order for the Depositary to endeavor to give effect to such instructions at the Meeting.
For registered shareholders and those holders of ADSs who received a Notice of Internet Availability of Proxy Materials in the mail, please follow the instructions set forth in the notice in order to access your proxy card (for registered shareholders) or voting instruction card (for holders of ADSs). The Notice of Internet Availability of Proxy Materials also provides the date, time and location of the Meeting; the matters to be acted upon at the meeting and the Board of Directors’ recommendation with regard to each matter; a toll-free number, an e-mail address and a website where shareholders can request a paper or e-mail copy of our Proxy Statement, form of proxy card or voting instruction card, our Annual Report on Form 10-K for fiscal year 2020, and our Irish Statutory Financial Statements for the financial year ended December 31, 2020, along with the related directors’ and independent auditor’s reports; information on how to access the proxy card or voting instruction card; information on how to vote by Internet, mail or e-mail; and information on how to attend the meeting and vote in person. Brokers and other nominees who hold ADSs on behalf of beneficial owners may send their own similar notice. All registered shareholders and holders of ADSs as of the applicable record date will have the ability to access our proxy materials on the website referred to in the Notice of Internet Availability of Proxy Materials or request to receive a printed set of the proxy materials. Instructions on how to request a printed copy by mail or electronically may be found in the Notice of Internet Availability of Proxy Materials and on the website referred to in such Notice, including an option to request paper copies of future proxy materials. We will mail this Proxy Statement, together with the accompanying form of proxy card, voting instruction card and Notice of Annual General Meeting of Shareholders, to those shareholders and ADS holders entitled to vote at the Annual Meeting who have properly requested paper copies of such materials within three business days of request.
Under the Company’s Constitution, shareholders who are registered on the register maintained on behalf of the Company at 5:00 p.m. (Irish Standard Time) on the Record Date will be entitled to attend and vote at the Meeting. For holders of ADSs, the Depositary has established the ADS Record Date as the record date for determining the holders of ADSs who will be entitled to give voting instructions.
If you are a registered holder of ordinary shares and do not vote at the Meeting in person or by submitting your proxy card by mail, online or e-mail, or by granting your voting proxy directly to the Company’s proxy designees or to any other person, your ordinary shares will not be counted in respect of any matter on which votes are cast at the Meeting and will have no effect on the outcome of any such matter. If you are a registered holder of ordinary shares and you grant your proxy directly to the Company’s proxy designees but do not provide specific voting instructions, such ordinary shares will be voted in accordance with the recommendations of the Board. If you are a registered holder and appoint a proxy to vote your shares, whether you submit your proxy by mail, online or e-mail, and you abstain from voting as to any matter, your ordinary shares will be treated as abstentions on such matters and will have no effect on the outcome of any such matter. For such purposes, your ordinary shares will be treated as abstentions with respect to any matter if (A) you appoint the Company’s proxy designees as your proxy and you expressly abstain with respect to such matter or (B) you appoint a person other than the Company’s proxy designees to act as your proxy, you fail to give such person instructions as to such matter and such person uses his or her discretion as your proxy to abstain from voting as to such matter.
If you are a registered holder of ADSs and do not provide the Depositary with voting instructions as to how you would like the ordinary shares represented by your ADS to be voted, pursuant to the terms of the deposit agreement, the Depositary may deem such ADS holder to have instructed the Depositary to give, and in such case the Depositary shall give, a discretionary proxy to a person designated by the Company to vote such ordinary shares; thus, such ordinary shares will be voted in accordance with the recommendations of the Board.
If you are a beneficial holder of ADSs and do not provide voting instructions to your broker or other securities intermediary as to how you would like the ordinary shares represented by your ADSs to be voted, the broker or other securities intermediary will not have discretionary authority to provide voting instructions to the Depositary on any matter. As a result, pursuant to the terms of the deposit agreement, the Depositary may deem such ADS holder to have instructed the Depositary to give, and in such case the Depositary shall give, a discretionary proxy to a person designated by the Company to vote such ordinary shares; thus, such ordinary shares will be voted in accordance with the recommendations of the Board.
If you hold ADSs, whether as a registered holder or beneficially through a broker or other securities intermediary, and you provide instructions with respect to some but not all matters, the ordinary shares represented by your ADSs will not be voted with respect to the matters as to which you did not provide voting instructions, unless you are deemed to have given instructions under the deposit agreement terms described above.
However, if you do not give the Depositary any voting instructions, the Depositary will not cast any vote with respect to any matter as to which the Company informs the Depositary (and we have agreed with the Depositary to provide such information to the Depositary as promptly as practicable in writing) that (x) the Company does not wish such vote cast, (y) substantial opposition exists or (z) such matter materially and adversely affects the rights of holders of our ordinary shares or ADSs. We may give a similar notification with respect to additional resolutions. Thus, any shares underlying ADSs for which a voting instruction card is not timely received may be voted as to all matters on the agenda in the manner recommended by the Board herein, except to the extent we may otherwise notify the Depositary in writing for the reasons described above.
Unless otherwise stated or the context otherwise requires, references herein to shares include the shares represented by ADSs and references to our shareholders include the holders of ADSs.
With respect to any other matters that may properly come before the Meeting, including consideration of a motion to adjourn the Meeting to another time or place (including for the purpose of soliciting additional proxies), if proxies are returned, such proxies will be voted in a manner deemed by the proxy representatives named therein in their discretion to be in our best interests and the best interests of our shareholders. ADS voting instructions would extend only to the specific questions on the agenda, so shares represented by ADSs would not be voted as to any other matter that might properly come before the Meeting.

Quorum and Vote Required under Irish Law
In accordance with the Company’s Constitution, the presence, in person or by proxy, of five or more persons holding or representing by proxy at least a majority of the voting power of the Company constitutes a quorum for the conduct of business. No business may take place at a general meeting if a quorum is not present in person or by proxy. Our Board has no authority to waive quorum requirements stipulated in our memorandum and articles of association (the “Company’s Constitution”). Abstentions and broker non-votes will be counted as present for the purposes of establishing a quorum in respect of the proposals at the Meeting.
Your shares are counted as present at the Meeting if you attend the Meeting in person or if you properly return a proxy by mail, online or e-mail, or (in the case of ADS holders) you properly cause voting instructions to be delivered to the Depositary or you are deemed to have given instructions under the deposit agreement terms described above. Abstentions and broker non-votes will be counted for the purposes of establishing a quorum in respect of the proposals at the Meeting.
Proposals 1, 2, 3 and 4 are ordinary resolutions, requiring a majority of the votes cast in person or by proxy at the meeting. Abstentions and broker non-votes will neither count for nor against such proposals. Proposal 5 is a special resolution requiring the affirmative vote of at least 75% of the votes cast at the meeting.
Shareholder Communications to Directors
Shareholders may communicate directly with the Company’s Directors by writing to Geoffrey M. Glass, who is Chair of our Board, at the Company’s registered office at Ten Earlsfort Terrace, Dublin 2, D02 T380, Ireland. Mr. Glass will monitor these communications and provide appropriate summaries of all received messages to the Board at its regularly scheduled meetings. Where the nature of a communication warrants, Mr. Glass may decide to obtain the immediate attention of the appropriate committee of the Board, a non-management Director or the Company’s management or independent advisors. After reviewing shareholder messages, Mr. Glass and/or the Board will determine whether any response is necessary.
Expenses of Solicitation
All expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be borne by the Company. The Company may reimburse brokerage firms and other securities intermediaries representing beneficial owners of ADSs for their reasonable expenses in forwarding proxy materials to, and in soliciting voting instructions from such beneficial owners. The Company’s Directors, officers and employees may also solicit votes in person or by telephone, letter, facsimile, electronic mail, or other means of communications. These Directors, officers and employees will not be additionally compensated, but they may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation.
Additional Information
Avadel files annual, quarterly and current reports, Proxy Statements and other information with the Securities and Exchange Commission (the “SEC”). Avadel’s SEC filings are available to the public at the SEC’s web site at http://www.sec.gov. You may request a copy of any of these filings, at no cost, by request directed to the Company Secretary at Ten Earlsfort Terrace, Dublin 2, D02 T380, Ireland, Attention: Investor Relations.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL GENERAL MEETING
The following questions and answers are intended to address briefly some commonly asked questions regarding the Meeting (as defined below). These questions and answers only highlight some of the information contained in this Proxy Statement. They may not contain all of the information that is important to you. You should read carefully this entire Proxy Statement.
Why am I receiving these materials?
Avadel is providing these materials to registered holders of our ordinary shares and holders of ADSs, in order to solicit your proxy to vote your ordinary shares or ADSs at the Meeting to be held at 10:00 a.m. (Irish Standard Time), August 3, 2021 and at any postponement(s) or adjournment(s) thereof. The Meeting will be held at the offices of Arthur Cox LLP, located Ten Earlsfort Terrace, Dublin 2, D02 T380, Ireland. We intend to mail printed versions of these materials to registered shareholders and holders of ADSs on or about April 30, 2021.
What is included in these materials?
These materials include this Proxy Statement, a proxy card (for the registered holders of ordinary shares, as explained hereafter), a voting instruction card (for the holders of ADSs, as explained hereafter), and our Annual Report on Form 10-K filed by the Company with the SEC on March 9, 2021. In addition, we will provide our shareholders and holders of our ADSs with a copy (together at the time the other proxy materials are furnished or shortly thereafter under separate cover) of the Company’s Irish Statutory Financial Statements for the financial year ended December 31, 2020, along with the related directors’ and independent auditor’s reports.
Why did I receive a “Notice of Internet Availability of Proxy Materials” but no other proxy materials?
Avadel is distributing its proxy materials via the Internet under the “Notice and Access” method allowed by the rules of the U.S. Securities and Exchange Commission (the “SEC”). This method expedites your receipt of proxy materials, is more environmentally friendly conserving natural resources and reduces Avadel’s distribution costs. On or about April 30, 2021, Avadel intends to mail, to registered holders of its ordinary shares and registered holders of its ADSs, a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) containing instructions on how to access and review the proxy materials and how to vote online. If you prefer to receive printed copies of the proxy materials in the mail, please follow the instructions in the Notice of Internet Availability to request those materials.
What items will be voted on at the Meeting?
The Company is aware of five items on which shareholders will be asked to vote at the Meeting. Please see the Notice of 2021 Annual General Meeting for a listing of all such items to be voted on at the Meeting.
Could other matters be decided at the Meeting?
At this time, we are unaware of any matters, other than as set forth above and the possible submission of additional shareholder resolutions, as described under “Other Matters” elsewhere in this Proxy Statement that may properly come before the Meeting.
To address the possibility of another matter being proposed and properly presented at the Meeting, ordinary shares of registered holders who grant their proxy to the Company’s proxy designees will be voted “AGAINST” such matters, and ordinary shares of registered holders who grant their proxy to any other person will be voted in the discretion of such person as to such matters.
Ordinary shares represented by ADSs will not be voted on any matter not disclosed in the Proxy Statement.
Who may vote at the Meeting?
As of May 25, 2021, there were           ordinary shares issued and outstanding, of which           were represented by ADSs. Registered holders of ordinary shares at 5:00 p.m. (Irish Standard Time) on the record date established by the Board of Directors (the “Record Date”), may vote at the Meeting. A holder of ADSs registered in such holder’s name on the books of The Bank of New York Mellon, which acts as the depositary under our ADS program (the “Depositary”) (a “registered holder of ADSs”) may instruct the Depositary to vote the ordinary shares represented by such ADSs, provided that the Depositary receives the holder’s voting instructions by noon (New York Time) on July 27, 2021, which is the date established by the Depositary for such purpose. A holder of ADSs held through a brokerage, bank or other account (a “beneficial holder of ADSs”) should follow the instructions that its broker, bank or other nominee provides to vote the ordinary shares underlying its ADSs. The Depositary has fixed a record date for the determination of holders of ADSs who shall be entitled to give such voting instructions. The Company has been informed by the Depositary that it has set the ADS record date for the Meeting as the close of business (New York Time) on May 25, 2021 (the “ADS Record Date”).
How does the Board of Directors recommend that I vote?
The Board of Directors recommends that you vote “FOR” each of the proposals.
If I hold ADSs instead of ordinary shares, are my rights to attend and vote at the Meeting different?
Yes. Attendance and voting rights are different depending on whether you hold ordinary shares or ADSs, as follows:
Attendance:   Registered shareholders may attend the Meeting in person or by appointing a proxy. You may not attend the Meeting in person or by proxy if you hold only ADSs. However, you may attend and vote at the Meeting if you surrender your ADSs and become registered on the register maintained on behalf of the Company by 5:00 p.m. (Irish Standard Time) on May 25, 2021. The process for surrendering your ADSs is coordinated through your broker, or, if you do not hold your ADSs through a broker, directly with the Depositary. The Company cannot accurately predict the number of days it will take to complete the process of becoming a registered shareholder.
Voting:   Registered holders may vote (i) in person at the Meeting, (ii) by granting your voting proxy to the Company’s proxy designees (i.e., Gregory J. Divis, our Chief Executive Officer or Thomas S. McHugh, our Corporate Treasurer, each with full power of substitution) pursuant to the instructions included on the proxy card, which include submitting such proxy by means of  (A) the Internet, in the manner instructed on the applicable Notice of Internet Availability of Proxy Materials described below, (B) e-mail, in the manner instructed on the proxy card enclosed with paper copies of these proxy materials or (C) regular mail, using the return envelope enclosed with paper copies of these proxy materials; or (iii) by granting your voting proxy to any person other than the Company’s proxy designees. If you submit a proxy to the Company’s proxy designees and do not provide specific voting instructions, you will be deemed to instruct the Company’s proxy designees to vote your shares in accordance with the recommendations of the Board. Registered holders of ordinary shares who vote by submitting their proxy card by mail, online or e-mail, or by granting their voting proxy directly to the Company’s proxy designees or to any other person, must ensure their proxy card is received at the address stated on the card or e-mailed to the address stated on the card no later than 48 hours prior to the appointed time of the Meeting in accordance with Irish law, such deadline being 10:00 A.M. (Irish Standard Time) on August 1, 2021.
Holders of ADSs may only vote by instructing the Depositary how to vote the ordinary shares represented by their ADSs. Voting instructions may be given to the Depositary by following the instructions on the voting instructions form provided for ADS holders to their broker or other securities intermediary, or, if they do not hold their ADSs through such an intermediary, directly to the Depositary; and the Depositary will endeavor to vote the underlying ordinary shares as so instructed (in the case of ADSs held through a broker or other securities intermediary, you must rely on the procedures of such intermediary to ensure that your voting instructions are properly communicated to the Depositary for this purpose). The Depositary has established noon (New York Time) on July 27, 2021 as the date by which voting instructions as to ADSs must be received by the Depositary in order for the Depositary to endeavor to give effect to such instructions at the Meeting.
For holders of ADSs, the Depositary has established the ADS Record Date as the record date for determining the holders of ADSs who will be entitled to give voting instructions.

If I am a registered holder of ordinary shares, how will my ordinary shares be voted if I do not vote or if I grant a proxy?
If you are a registered holder of ordinary shares and do not vote at the Meeting in person, via the Internet, by submitting your voting instructions by returning your proxy card by mail addressed to the Company as indicated on the proxy card or voting instruction card, by e-mail to the Company at general.meeting@avadel.com or by granting your voting proxy directly to any person, your ordinary shares will not be counted in respect of any matter on which votes are cast at the Meeting and will have no effect on the outcome of any such matter.
If you are a registered holder of ordinary shares and you grant your proxy to any individual, your shares will be voted as you instruct by the individuals named on the applicable proxy, or, if you fail to provide instructions to such person as to any matter, at the discretion of such person with respect to such matter.
If you are a registered holder of ordinary shares and you submit a proxy to the Company’s proxy designees and do not provide specific voting instructions, you will be deemed to have instructed the Company’s proxy designees to vote your shares in accordance with the recommendations of the Board.
How will the ordinary shares represented by my ADSs be voted if I do not provide voting instructions to the Depositary or my broker or other securities intermediary?
If you are a registered holder of ADSs and do not provide the Depositary with voting instructions as to how you would like the ordinary shares represented by your ADS to be voted or you do not return your voting instruction form, pursuant to the terms of the deposit agreement, the Depositary may deem you to have instructed the Depositary to give, and in such case the Depositary shall give, a discretionary proxy to a person designated by the Company to vote such ordinary shares; thus, such ordinary shares will be voted in accordance with the recommendations of the Board.
If you are a beneficial holder of ADSs and do not provide voting instructions to your broker or other securities intermediary as to how you would like the ordinary shares represented by your ADSs to be voted or do not return your voting instruction form, the intermediary will not have discretionary authority to provide voting instructions to the Depositary on any matter. As a result, pursuant to the terms of the deposit agreement, the Depositary may deem you to have instructed the Depositary to give, and in such case the Depositary shall give, a discretionary proxy to a person designated by the Company to vote such ordinary shares; thus, such ordinary shares will be voted in accordance with the recommendations of the Board.
However, if you do not give the Depositary any voting instructions, the proxy appointed by the Depositary will not cast any vote with respect to any matter as to which the Company informs the Depositary (and we have agreed with the Depositary to provide such information to the Depositary as promptly as practicable in writing) that (x) the Company does not wish such vote cast, (y) substantial opposition exists or (z) such matter materially and adversely affects the rights of holders of our ordinary shares or ADSs. Thus, any shares underlying ADSs for which a voting instruction card is not timely received may be voted as to all matters on the agenda in the manner recommended by the Board herein, except to the extent we may otherwise inform the Depositary in writing for the reasons described above.
If you hold ADSs, whether as a registered holder or beneficially through a broker or other securities intermediary, and you provide instructions with respect to some but not all matters, the ordinary shares represented by your ADSs will not be voted with respect to the matters as to which you did not provide voting instructions, unless you are deemed to have given an instruction under the deposit agreement provisions described above.
With respect to any other matters that may properly come before the Meeting, including consideration of a motion to adjourn the Meeting to another time or place (including for the purpose of soliciting additional proxies), if proxies are returned, such proxies will be voted in a manner deemed by the proxy representatives named therein in their discretion to be the best interests of the Company and its shareholders. ADS voting instructions would extend only to the specific questions on the agenda, so shares represented by ADSs would not be voted as to any other matter that might come before the Meeting.

May shareholders ask questions?
Yes. Representatives of the Company will answer shareholders’ questions of general interest following the Meeting. In order to give a greater number of shareholders an opportunity to ask questions, individuals or groups will be allowed to ask only one question and no repetitive or follow-up questions will be permitted.
Can I change my mind after I vote?
Receipt by the Company of your proxy card by mail or e-mail or appointing a proxy in advance of the Meeting will not preclude you from attending and voting at the Meeting. If you are a registered holder of ordinary shares and submit your proxy card to vote by mail, by e-mail, or by appointing a proxy in advance of the meeting, you may change or revoke your proxy before it is exercised by attending and voting at the Meeting. If you hold ADSs directly or through a broker, bank or other nominee, you must follow the voting instructions provided by the Depositary or such broker, bank or other nominee if you wish to change your vote. The last instructions you submit prior to the deadline indicated by the Depositary or the broker, bank or other nominee, as applicable, will be used to instruct the Depositary how to vote the ordinary shares represented by your ADSs.
Who will count the votes?
Representatives of the Depositary will tabulate the voting instruction cards of ADS holders, and the Company will count the votes received from ordinary shareholders voting by way of proxy cards and/or by attending and voting at the Meeting.
Is my vote confidential?
Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except:
•
As necessary to meet applicable legal requirements;

•
To allow for the tabulation and certificate of votes; and

•
To facilitate a successful proxy solicitation.

Occasionally, shareholders provide written suggestions, comments or questions on their proxy cards, which may be forwarded to the Company’s management and the Board.
What does it mean if I receive more than one proxy card?
It means that you hold ADSs in multiple accounts with brokers or other securities intermediaries. Please vote all of these ADSs. We recommend that you contact your broker or other securities intermediary and/or the Depositary to consolidate as many accounts as possible under the same name and address. The Depositary may be reached at 1-888-BNY-ADRS (1-888-269-2377).
How many votes must be present to hold the Meeting?
Five or more persons holding or representing by proxy at least a majority of the voting power of the Company must be present for the meeting to be valid and to act on ordinary resolutions. If a quorum is not present when we convene the Meeting, the Board will give a second notice of the Meeting.
What will happen if a quorum is not present at the Meeting?
If the required quorum is not present when we convene the Meeting on August 3, 2021, we intend to adjourn and reconvene the Meeting.
Your shares are counted as present at the Meeting if you attend the Meeting in person or if you properly return a proxy by mail or e-mail. Abstentions will be counted for purposes of establishing a quorum at the Meeting, but shares that are not voted will not be counted for such purposes.

How will a broker “non-vote” affect the vote?
A broker non-vote happens when a bank, broker or other securities intermediary who holds an ADS does not receive voting instructions from the beneficial owners of such ADS and does not have discretionary voting power with respect to a resolution to be voted upon at the Meeting. In such a case, the bank, broker or other securities intermediary is not permitted to instruct the Depositary how to vote with respect to such resolution, and the Depositary may vote the ordinary shares underlying such ADS in the manner recommended by the Board. As a result, ADSs that are the subject of a broker non-vote are included for quorum purposes, and a broker non-vote with respect to a resolution may be counted as a vote cast on such resolution.
When will the Company announce the voting results?
The Company will announce voting results of the Meeting on a Current Report on Form 8-K filed within four business days of the Meeting.
What if other matters are presented for consideration at the Meeting?
As of the date of this Proxy Statement, we know of no matters that will be presented for consideration at the Meeting other than those matters discussed in this Proxy Statement. If any other matters properly come before the Meeting and call for a vote of shareholders, validly executed proxies in the enclosed forms of proxy and voting instruction cards returned to Avadel will be voted in accordance with the recommendation of the Board, in the absence of such a recommendation, in accordance with the judgment of the proxy holders.
Whom should I contact if I have additional questions concerning the Proxy Statement, proxy card or voting instruction card?
If you have any questions concerning the information contained in this Proxy Statement or require assistance completing the proxy card or voting card, you may contact Jerad G. Seurer, Company Secretary at +1 636-730-1420.

CORPORATE GOVERNANCE
General
Our business and affairs are managed under the direction of the Board in accordance with Irish law and the provisions of our Constitution (which comprises our memorandum and articles of association). Members of the Board are kept informed of our business through discussions with the Chair and Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees. The corporate governance practices we follow are summarized below.
Board Leadership Structure
Traditionally, our Board has had a general policy that the positions of the Chair and Chief Executive Officer should be held by separate persons. However, this general policy serves as part of a flexible framework within which the Board may conduct its business and is not a binding legal obligation. Our Board believes that it should have the flexibility to make its determination as to whether these positions should be held by separate persons or one person at any given point in time in the way that it believes best to provide appropriate leadership for us at that time. Presently, our Chair position is a non-executive position held by an independent director. The current Chair is Geoffrey M. Glass. Our Chair’s primary responsibilities are to preside at meetings of the Board and of the non-management and independent Board members, serve as the principal liaison between our Chief Executive Officer and management, on the one hand, and the Board, on the other hand, and provide not only our other directors, but also our shareholders, with an independent leadership contact. The Board recognizes that there could be circumstances in the future that would lead it to combine the positions of Chair of the Board and Chief Executive Officer.
Role in Risk Oversight
Our Board’s role in risk management is primarily one of oversight with the day-to-day responsibility for risk management implemented by our management team. At regularly scheduled meetings, the Board receives management updates on our business operations, financial results and strategy and discusses risks related to the business. In carrying out its risk oversight function, our Board has three standing committees: Audit, Compensation and Nominating and Corporate Governance, each of which is responsible for risk oversight within that committee’s area of responsibility.
As part of its responsibilities, the Audit Committee oversees our financial policies, including financial risk management. The Audit Committee assists our Board in its oversight of risk management by discussing with management, particularly the Chief Financial Officer, our guidelines and policies regarding financial and enterprise risk management and risk appetite, including major risk exposures and the steps management has taken to monitor and control risk exposures. The Audit Committee also annually receives and considers a report from Deloitte & Touche LLP regarding the Company’s internal controls over financial reporting.
Each of the other committees of our Board considers risks within its areas of responsibility. The Compensation Committee oversees risk management as it relates to our compensation plans, policies and practices in connection with structuring our executive compensation programs and reviewing our incentive compensation programs for other employees and has reviewed with management whether our compensation programs may create incentives for our employees to take excessive or inappropriate risks which could have a material adverse effect on the Company. Our Compensation Committee has concluded that none of the Company’s compensation programs are reasonably likely to cause management to take inappropriate or excessive risks. The Nominating and Corporate Governance Committee considers risks relating to board membership and corporate governance.
Diversity
The Nominating and Corporate Governance Committee considers diversity, along with other factors such as character, integrity, judgment, independence, skills, education, expertise, business acumen, business experience, length of service, understanding of the Company’s business and industry, conflicts of interest, and other commitments when selecting new Board members. We are committed to identifying, recruiting and advancing candidates offering such diversity in future searches.

We consider, in identifying first-time candidates, nominees for director, or evaluating individuals recommended by shareholders, the current composition of the Board in light of the diverse communities and geographies we serve and the interplay of the candidate’s or nominee’s diverse individual experience, education, skills, background and other qualities and attributes with those of the other Board members. The Nominating and Corporate Governance Committee and the Board monitor the Board’s effectiveness through the Board’s self-evaluation process. The Nominating and Corporate Governance Committee and the Board believe that the current composition of the Board reflects a group of highly talented individuals with diverse backgrounds, skills, professional and industry experience, and other personal qualities and attributes best suited to perform oversight responsibilities for the Company and its shareholders.
While our Board and Nominating and Corporate Governance Committee do not specify assigned weights to particular criteria, our Board and Nominating and Corporate Governance Committee believe it is essential that members of our Board represent diverse viewpoints and that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow our Board to promote our strategic objectives and fulfill its responsibilities to our shareholders. In particular, diversity in terms of race, ethnicity, age, and gender is viewed as important, in addition to many other factors, including industry knowledge, operational experience, scientific and academic expertise and personal backgrounds. Under the proposed Nasdaq listing rule, currently subject to review and approval by the SEC, directors who self-identify as (i) female, (ii) an underrepresented minority, or (iii) LGBTQ+ are defined as being diverse.
Nominees Standing for Election
The Nominating and Corporate Governance Committee has recommended and the Board has nominated the following individuals for director: Gregory J. Divis, Dr. Eric J. Ende, Geoffrey M. Glass, Dr. Mark A. McCamish, Linda S. Palczuk and Peter J. Thornton. All of the nominees are current members of our Board. All of the nominees for director have been determined to be independent under the rules of the NASDAQ Global Market. Our Nominating and Corporate Governance Committee has reviewed each nominee’s qualifications and has recommended to our Board that each nominee be submitted to a vote of our shareholders at the Meeting, each to serve until the 2022 annual meeting of shareholders or until his or her successor is duly elected and qualified. Each of our nominees has consented to being named in this Proxy Statement and has agreed to serve if elected. If a nominee is unavailable to serve as a director, full discretion is reserved to the persons named as proxies to vote for another nominee proposed by the Nominating and Corporate Governance Committee and the Board, or the Board may reduce the number of directors to be elected at the Meeting. Proxies cannot be voted for a greater number of persons than the number of nominees named in the Proxy Statement. The following table provides summary information about each director nominee. Each director is elected annually by a majority of the votes cast.
Nominee	Director Since	Principal Occupation or Experience	Committees
Gregory J. Divis	2019	Chief Executive Officer of the Company
Dr. Eric J. Ende	2018	President at Ende BioMedical Consulting Group; Director at Matinas BioPharma, Inc.	(2)(4*)
Geoffrey M. Glass	2018	President and Chief Executive Officer of Kiniciti, LLC	(1)(2)(4)
Dr. Mark A. McCamish	2019	President and Chief Executive Officer of IconOVir Bio	(2)(3)
Linda S. Palczuk	2018	Chief Operating Officer and Director of Envara Health, Inc.	(3*)(4)
Peter J. Thornton	2017	Chief Financial Officer at Technopath Clinical Diagnostics	(2*)(3)

*
Chair of Committee

(1)
Non-Executive Chair of the Board of Directors.

(2)
Member of the Audit Committee

(3)
Member of the Compensation Committee

(4)
Member of the Nominating and Corporate Governance Committee

Corporate Governance Guidelines
The Board has adopted corporate governance guidelines that set forth the practices of the Board with respect to the qualification, selection and election of directors, director orientation and continuing education, director responsibilities, Board composition and performance, director access to management and independent advisors, director compensation guidelines, management evaluation and succession, policies regarding the independent directors, meetings of the non-management directors, the policy on communicating with the non-management directors and various other issues. A copy of our corporate governance guidelines is available on our website at www.Avadel.com under the caption “Corporate Governance.” A printed copy is available free of charge to any shareholder who requests it by contacting the Company Secretary in writing at Ten Earlsfort Terrace, Dublin 2, D02 T380, Ireland.
Board Standards of Independence
The Board sets our independence standards in our corporate governance guidelines. The director independence standards provide that a majority of the Board must be independent under the independence standards established by the corporate governance guidelines, NASDAQ, and the SEC as in effect from time to time. For a Board member or candidate for election to the Board to qualify as independent, the Board must determine that the person and his or her immediate family members do not have a material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us) or any of our affiliates. Under the categorical standards adopted by the Board, a member of the Board is not independent if:
•
The director is, or has been within the last three years, our employee, or an immediate family member is, or has been within the last three years, an executive officer of the Company;

•
The director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from us, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•
(i) The director is a current partner or employee of a firm that is our internal or external auditor; (ii) the director has an immediate family member who is a current partner of such a firm; (iii) the director has an immediate family member who is a current employee of such a firm and personally works on our audit; or (iv) the director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on our audit within that time;

•
The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of our present executive officers at the same time serves or served on that company’s compensation committee; or

•
The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, us for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or two percent, of such other company’s consolidated gross revenues.

The Board will also consider a director’s charitable relationships. Contributions to tax-exempt organizations are not considered payments for purposes of the test in the final bullet point above, provided that we are required to disclose in our annual Proxy Statement any such contributions made by us to any tax-exempt organization in which any independent director serves as an executive officer if, within the preceding three years, contributions in any single fiscal year from us to the organization exceeded the greater of $1 million, or two percent, of such tax-exempt organization’s consolidated gross revenues.
For purposes of the above independence standards, an “immediate family member” includes a person’s spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law and anyone (other than domestic employees) who shares such person’s home. When applying the look-back provisions set forth above, the Board need not consider individuals who are no longer immediate family members as a result of legal separation or divorce, or those who have died or become incapacitated.
The Board has affirmatively determined that each member of the Board (besides Gregory J. Divis, our Chief Executive Officer) is independent in accordance with the above standards, and that all nominees standing for election to the Board are independent in accordance with the above standards. Additionally, we made no contributions during fiscal year 2020 to any charitable organization in which an independent director serves as an executive officer in any single fiscal year within the preceding three fiscal years in an amount in excess of the greater of $1 million, or two percent, of the charitable organization’s consolidated gross revenues.
Board Meetings and Attendance at Meeting of Shareholders
During fiscal year 2020, there were twelve meetings of the Board held either in-person or by teleconference. Each incumbent director attended at least seventy-five percent (75%) of the aggregate of: (1) the total number of meetings of the Board held during the period that the individual served; and (2) the total number of meetings held by all committees of the Board on which the director served during the period that such individual served. All directors are strongly encouraged to attend the annual general meeting of shareholders.
Board Practices
Non-executive directors of the Company receive fees for their services and may be awarded restricted shares and/or share options (as set forth in the Executive Compensation section below). Non-executive directors are reimbursed, upon request, for expenses incurred in attending Board meetings. Upon termination, no benefits are provided to non-executive directors.
All directors are elected by the shareholders at each annual general meeting of shareholders. A quorum of the Board consists of one-half of the members of the Board, and actions are generally approved by a vote of the majority of the members present or represented by other members of the Board. The Board has the ability to determine its own internal rules for certain procedures. The Chair of the Board does not have the ability to cast a deciding vote in the event of a tie vote. A director may give a proxy to another director, but a director cannot represent more than one other director at any particular meeting. Members of the Board represented by another member at meetings do not count for purposes of determining the existence of a quorum.
Directors are required to comply with applicable Irish law and the Company’s Constitution. Irish law permits, and the Company’s Constitution includes provisions for, the indemnification of our officers and directors to the extent permissible under the Companies Act 2014 (the “Companies Act”). In addition, we continue to contract for liability insurance for the benefit of our officers and directors similar to the insurance we have previously obtained. We believe that the indemnity provisions in the Company’s Constitution and the insurance policies are important to our ability to attract and retain qualified directors and executive officers.
Compensation Committee
Composition, Qualifications and Governance
The Board has a Compensation Committee composed of Linda S. Palczuk (Chair), Dr. Mark A. McCamish and Peter J. Thornton. The Board has determined that all of the members of the Compensation Committee are independent within the meaning of the listing standards of NASDAQ. The Compensation Committee makes recommendations to the Board on the compensation of the executive officers of the Company, including the Chief Executive Officer. The Board makes the final decisions on compensation. The Compensation Committee has a written charter, which was revised and approved by the Board as of August 14, 2020 and is available on our website at www.Avadel.com under “Investors” and “Corporate Governance”. The Compensation Committee reviews the charter annually and works with the Board to amend it as appropriate to reflect the evolving role of the Compensation Committee.
Responsibilities and Duties
The Compensation Committee considers, recommends and oversees the Company’s incentive compensation plans and equity-based plans in which the Chief Executive Officer and other executive officers and other employees of the Company may be the beneficiaries, including, but not limited to, (a) approving option grants and restricted shares or other awards to be proposed to the Board for adoption, (b) interpreting the plans, (c) recommending rules and regulations relating to the plans, (d) recommending modifications to or canceling of existing grants or awards and (e) recommending imposing limitations, restrictions and conditions upon any grant or award as the Committee deems necessary or advisable. The Compensation Committee met seven times during 2020.
The Compensation Committee, on an annual basis, reviews and approves corporate goals and objectives relevant to Chief Executive Officer and executive officers compensation, evaluates the Chief Executive Officer’s and executive officer’s performance in light of those goals and objectives, and based on this evaluation recommends to the Board, for the Chief Executive Officer’s and executive officers, (a) the annual base compensation or salary amount, (b) annual bonus arrangements, if any, (c) any long-term incentive compensation, (d) any employment agreements, severance arrangements, and change in control and similar agreements/provisions, and any amendments, supplements or waivers to the foregoing agreements, in each case as, when and if deemed necessary or advisable and (e) any perquisites, special or supplemental benefits.
Compensation Committee Interlocks and Insider Participation
The directors who served as members of the Compensation Committee during 2020 were Dr. Mark A. McCamish, Linda S. Palczuk and Peter J. Thornton, none of whom is currently, or ever has been, an officer or employee of our Company, or had any relationship that is required to be disclosed in this proxy statement as a transaction with a related party. During 2020, none of our executive officers served as a member of the board of directors or the compensation committee (or other board committee performing equivalent functions) of any entity that had one or more of its executive officers serving on our Compensation Committee or our Board.
Audit Committee
Composition, Qualifications and Governance
The Board has an Audit Committee composed of Peter J. Thornton (Chair), Dr. Eric J. Ende, Geoffrey M. Glass and Dr. Mark A. McCamish. The Board has determined that all of the members of the Audit Committee are independent within the meaning of applicable SEC regulations and the listing standards of NASDAQ and that each member is financially literate within the meaning of such listing standards. The Board has also determined that Mr. Thornton, as the chair of the Committee, (i) is independent within the meaning of applicable SEC regulations and the listing standards of NASDAQ, (ii) is qualified as an audit committee financial expert within the meaning of SEC regulations, and (iii) has accounting and related financial management expertise within the meaning of the listing standards of NASDAQ and that he is financially literate within the meaning of such listing standards. In addition, the Board has determined that the composition satisfies the requirements of the Companies Act.
The Audit Committee has a written charter, which was revised and approved by the Board as of August 14, 2020 and is available on our website at available on our website at www.Avadel.com under “Investors” and “Corporate Governance”. The Audit Committee reviews the charter annually and works with the Board to amend it as appropriate to reflect the evolving role of the Audit Committee.
Responsibilities and Duties
The Audit Committee recommends to the Board the selection of the Company’s independent registered public accounting firm and reviews the findings of the auditors and operates in accordance with the Audit Committee Charter. The Audit Committee Charter outlines the roles and responsibilities of the Audit Committee which includes appointment, compensation and oversight of the work of any registered public accounting firm employed by the Company and review of related party transactions pursuant to the Company’s policy. The Audit Committee also assists the Board in oversight of: (1) the integrity of the financial statements of the Company; (2) the adequacy of the Company’s system of internal controls; (3) compliance by the Company with legal and regulatory requirements; (4) the qualifications and independence of the Company’s independent auditors; and (5) the performance of the Company’s independent and internal auditors.

Nominating and Corporate Governance Committee
Composition, Qualifications and Governance
The Board has a Nominating and Corporate Governance Committee, composed of Dr. Eric J. Ende (Chair), Geoffrey M. Glass and Linda S. Palczuk. The Board has determined that all of the members of the Nominating and Corporate Governance Committee are independent within the meaning of the listing standards of NASDAQ. The Nominating and Corporate Governance Committee has a written charter, which was revised and approved by the Board as of August 14, 2020 and is available on our website at www.Avadel.com, under “Investors” and “Corporate Governance”. The Nominating and Corporate Governance Committee reviews the charter annually and works with the Board to amend it as appropriate to reflect the evolving role of the Nominating and Corporate Governance Committee.
Responsibilities and Duties
The Nominating and Corporate Governance Committee’s overall purposes are to (1) identify individuals qualified to become Board members; (2) recommend to the Board director nominees for the next meeting of shareholders at which directors are to be elected; (3) recommend individuals to the Board to fill any vacancies or newly created directorships that may occur between such meetings; (4) identify and recommend directors for membership on Board committees; (5) evaluate Board performance; (6) oversee and set compensation for the Company’s directors; (7) develop, recommend and oversee compliance with the corporate governance procedures to be followed by the Company, and oversee compliance with the Company’s Standards of Business Conduct and the Code of Ethics; (8) review the Company’s reporting in documents filed with the SEC, to the extent related to corporate governance and other matters set forth in this charter; and (9) oversee public policy and legislative matters applicable to the Company, as well as the Company’s regulatory compliance. The Nominating and Corporate Governance Committee met three times during 2020.
Compensation Committee Interlocks and Insider Participation
No member of the Compensation Committee or any executive officer of the Company has served as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee. No Compensation Committee member has been an officer or employee of the Company while also serving as a member of the Compensation Committee.
Code of Business Conduct and Ethics, and Financial Integrity Policy
We have adopted a written Code of Business Conduct and Ethics (the “Code”) that applies to all of our employees, as well as a Financial Integrity Policy (the “Financial Integrity Policy”) that applies to our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Senior Tax Director and Controller (or persons performing similar functions). These documents cover a broad range of professional conduct, including employment policies, conflicts of interest, intellectual property and the protection of confidential information, as well as adherence to all laws and regulations applicable to the conduct of our business. A copy of the Code and the Financial Integrity Policy is available on the Corporate Governance section of our website, which is located at www.Avadel.com, under “About-Corporate Responsibility”. If we make any substantive amendments to, or grant any waivers from, the Code or Financial Integrity Policy for any officer or director, we intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K by disclosing the nature of such amendment or waiver on our website or in a current report on Form 8-K.
Shareholder Communications to Directors
Shareholders may communicate directly with the Company’s Directors by writing to Geoffrey M. Glass, who is Chair of our Board, at the Company’s principal executive offices at 16640 Chesterfield Grove Road, Suite 200, Chesterfield, MO 63005. Mr. Glass will monitor these communications and provide appropriate summaries of all received messages to the Board at its regularly scheduled meetings. Where the nature of a communication warrants, Mr. Glass may decide to obtain the immediate attention of the appropriate committee of the Board, a non-management Director or the Company’s management or independent advisors. After reviewing shareholder messages, Mr. Glass and/or the Board will determine whether any response is necessary.

PROPOSAL 1
ELECTION OF DIRECTORS
(Ordinary Resolution)
ITEM 1 ON PROXY CARD
Background
Our Board currently consists of six directors, all of whom were elected at the 2020 annual general meeting of shareholders and five of whom are non-executive directors. Our directors hold office until the next annual general meeting of shareholders, or, if earlier, until their successors have been elected or until the earlier of their resignation or removal. The Board, upon unanimous recommendation of the Nominating and Governance Committee, unanimously approved each of the six persons named below as nominees for election to the Board at the Meeting. Each of the six nominees: (i) is currently a member of the Board, (ii) has been nominated for election at the Meeting to hold office until the next annual general meeting of shareholders or, if earlier, the election of his/her respective successor and (iii) has consented to being named as such and to serve as such if elected. We know of no reason why each of the nominees would not be available for election or, if elected, would be unable to serve. While we do not anticipate that any of the nominees will be unable to serve, if any should be unable to serve, the proxy holders reserve the right to substitute another person designated by the Board.
The resolutions in respect of this Proposal 1 are ordinary resolutions. The text of the resolutions in respect of Proposal 1 are as follows:
“IT IS RESOLVED, by separate resolutions, to elect the following director nominees to the board of directors of the Company: Gregory J. Divis, Dr. Eric J. Ende, Geoffrey M. Glass, Dr. Mark A. McCamish, Linda S. Palczuk and Peter J. Thornton.”
Vote Required and Board Recommendation
The affirmative vote of a majority of the votes cast on each resolution is required for the approval of each of the nominees. As this proposal is not considered a “routine item,” your bank, broker or other nominee cannot vote your shares without receiving your voting instructions. Abstentions and broker non-votes will not count either in favor of or against the proposal.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE PROPOSED DIRECTOR NOMINEES LISTED

DIRECTORS AND EXECUTIVE OFFICERS
Nominees for Election as Directors
The following table sets forth for each director and the executive officers of the Company, their ages and positions with the Company as of the Record Date.
Name	Age	Position
Gregory J. Divis	54	Chief Executive Officer and Director
Thomas S. McHugh	56	Chief Financial Officer
Richard Kim	52	Chief Commercial Officer
Geoffrey M. Glass	47	Chair of the Board of Directors
Eric J. Ende, M.D.	52	Director
Mark A. McCamish, M.D., Ph.D.	69	Director
Linda S. Palczuk	59	Director
Peter J. Thornton	56	Director
There is no family relationship between any director or executive officer of the Company. There are no material proceedings to which any director, officer or affiliate, or any associate thereof, of the Company, any owner of record or beneficially of more than five percent of any class of voting securities of the Company, or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries. During the past ten years, none of our officers, directors, promoters or control persons have been involved in any legal proceedings as described in Item 401(f) of Regulation S-K.
Executive Officers
Our executive officers serve at the discretion of the Board, and serve until they resign, are removed or are otherwise disqualified to serve, or until their successors are elected and qualified. Our executive officers presently include:
Gregory J. Divis, 54, was appointed Chief Executive Officer and became a member of the Board in June 2019. He was appointed Executive Vice President and Chief Commercial Officer of Avadel in January 2017 and was promoted to Chief Operating Officer in March 2018. Mr. Divis brings to this role more than 25 years of experience in the pharmaceutical industry and is responsible for managing commercial strategy and execution across all of the Company’s portfolio products. Prior to joining Avadel, Mr. Divis served as an Operating Partner for Linden Capital, a middle-market healthcare-focused private equity firm from June 2015 to December 2016. Prior to Linden Capital, from June 2010 to November 2014 Mr. Divis was the President and Chief Executive Officer of K-V Pharmaceutical Company, or K-V, a company engaged in the development of proprietary drug delivery systems and formulation technologies. On August 4, 2012, K-V and certain of its subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code and, on September 16, 2013, successfully emerged pursuant to a plan of reorganization. Following bankruptcy, K-V changed its name to Lumara Health, Inc., strengthened its business and engaged in a series of transactions culminating in its acquisition by AMAG Pharmaceuticals in November 2014. Mr. Divis has also held such notable roles as President, Ther-Rx Corporation, Vice-President, Business Development & Lifecycle Management at Sanofi-Aventis and Vice-President and General Manager, UK and Ireland, for Schering-Plough Corporation. Mr. Divis currently serves on the board of directors of Jaguar Health, Inc., a publicly traded pharmaceutical company. Mr. Divis is a graduate of the University of Iowa.
Thomas S. McHugh, 56, was appointed as Chief Financial Officer in December 2019. Before joining Avadel, Mr. McHugh was the Senior Vice President, Finance at Ironshore Pharmaceuticals, a pharmaceuticals company, from November 2018 to November 2019. From December 2014 to November 2018, Mr. McHugh worked as an independent consultant at KTC Advisors, a consulting firm. Prior to KTC Advisors, from January 2009 to November 2014, Mr. Mr. McHugh was the Chief Financial Officer of K-V Pharmaceutical Company, or K-V, a company engaged in the development of proprietary drug delivery systems and formulation technologies. On August 4, 2012, K-V and certain of its subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code and, on September 16, 2013,

successfully emerged pursuant to a plan of reorganization. Following bankruptcy, K-V changed its name to Lumara Health, Inc., strengthened its business and engaged in a series of transactions culminating in its acquisition by AMAG Pharmaceuticals in November 2014. Mr. McHugh earned a B.S. in Finance from Bentley University and a M.S. in Accounting from Northeastern University.
Richard Kim, 52, was appointed as Chief Commercial Officer in February 2021. Prior to joining Avadel, Mr. Kim served as the President of U.S. Commercial & Strategic Marketing at Intercept Pharmaceuticals, Inc., a biopharmaceutical company, (Nasdaq: ICPT), from July 2015 to February 2021. Prior to joining Intercept, Mr. Kim worked at Bristol-Myers Squibb, where he served as General Manager from September 2004 to July 2015 and as the General Manager, Hepatitis C Worldwide Commercialization from September 2012 to July 2015. Prior to this, Mr. Kim held a number of roles of increasing responsibility leading sales, operational and strategic marketing teams at Bristol-Myers Squibb, including Vice President, SPRYCEL™ Brand Lead, Oncology Global Marketing; Vice President, U.S. In-Line Oncology and Global Marketing; and Vice President, East Area Sales, Cardiovascular and Metabolics. Prior to his time at Bristol-Myers Squibb, Mr. Kim held a range of senior positions in the U.S., Canada and Australia at Schering-Plough, which was acquired by Merck & Co., Inc.
Directors
Set forth below is information for each nominee concerning the individual’s age, principal occupation, employment and directorships during the past five years, positions with the Company, the year in which he or she first became a director of the Company and his term of office as a director. Also set forth below is a brief discussion of the specific experience, qualifications, attributes or skills that led to the Board’s conclusion that, in light of our business and structure, each nominee should serve as a director as of the date of this Proxy Statement.
Geoffrey M. Glass, 47, has been a member of the Board since July 2018 and became Chair of the Board in December 2018. Since January 2021, Mr. Glass has served as the Chief Executive Officer of Kiniciti, LLC a company that invests in non-therapeutic companies supporting cell and gene therapy innovation. Since May 2015, Mr. Glass served as President of Clear Sciences, LLC, a management consulting company focused on life sciences industries. Since September 2019, Mr. Glass has also served as the Operating Partner at LongueVue Capital, an investment firm. Previously he was the Chief Executive Officer (from January 2018 through September 2018), and a member of the board of directors (from November 2017 through December 2018), of Sancilio Pharmaceuticals, a specialty pharma company. Mr. Glass served as a member of the board of directors for Locus Biosciences, a biotechnology company that develops CRISPR-engineered precision antibacterial products, from August 2015 to October 2017. From April 2009 to April 2015, Mr. Glass served as an executive committee member at Patheon N.V., a pharmaceutical contract development and manufacturing company. While at Patheon, he held a number of senior leadership roles including President of Banner Life Sciences (a Patheon subsidiary), Executive Vice President of Sales and Marketing, and Senior Vice President, Strategy, Corporate Development and Integration for Patheon. Before Patheon, Mr. Glass worked in various executive positions at Valeant Pharmaceuticals (now Bausch Health), including Senior Vice President, Asia Region, and Senior Vice President, Chief Information Officer, and in both roles was a member of the company’s executive committee. Mr. Glass began his career as a consultant in the life sciences practice for Capgemini Consulting (formerly EY Consulting). He received degrees in Economics and Political Science from the University of Arizona.
We believe Mr. Glass’s extensive management and financial experience makes him well qualified to serve as a director.
Dr. Eric J. Ende, 52, has been a member of the Board since December 2018. Dr. Ende is the President of Ende BioMedical Consulting Group, a privately held consulting company focused on the life sciences industry, a position he has held since 2009. Since May 2017, Dr. Ende has been a member of the board of directors of Matinas BioPharma, Inc., a clinical-stage biopharmaceutical company, where he chairs the Compensation Committee and serves on the Audit Committee. From November 2019 to June 2020, Dr. Ende served on the board of directors of Progenics Pharmaceuticals, Inc., a biopharmaceutical company. From January 2015 to October 2016, he served as Chairman of the Unsecured Creditor’s Committee in the bankruptcy of Egenix, Inc. From 2010 to 2011, Dr. Ende served on the board of directors and as a member of the Audit and Risk Management Committees of Genzyme Corp., a biotechnology company, until it was acquired in 2011 by

Sanofi S.A. From 2002 through 2008 Dr. Ende was the senior biotechnology analyst at Merrill Lynch; from 2000 through 2002 he was the senior biotechnology analyst at Bank of America Securities; and from 1997 to 2000 he was a biotechnology analyst at Lehman Brothers. Dr. Ende received an MBA in Finance and Accounting from NYU — Stern Business School in 1997, an MD from Mount Sinai School of Medicine in 1994, and a BS in Biology and Psychology from Emory University in 1990.
We believe Dr. Ende’s experience as a director for other pharmaceuticals companies makes him well qualified to serve as a director.
Dr. Mark A. McCamish, 69, has been a member of the Board since December 2019. Since November 2020, Dr McCamish has served as President, Chief Executive Officer and member of the board of directors of IconOVir Bio, Inc., a biotechnology company. From May 2017 to April 2020, Dr. McCamish served as President, Chief Executive Officer and member of the board of directors of Forty Seven, Inc, a clinical-stage biopharmaceutical company, which was acquired by Gilead Sciences, Inc. in April 2020. From July 2009 to April 2017, Dr. McCamish served as Global Head of Biopharmaceutical Development at Sandoz Inc., a pharmaceutical company. He has over 25 years of experience in corporate management, clinical and pharmaceutical research and academics. Dr. McCamish currently serves on the board of directors of Vincerx Pharma, Inc., a publicly traded biopharmaceutical company. Dr. McCamish received both a B.A. in Physical Education and an M.A. in Ergonomics from the University of California at Santa Barbara, a Ph.D. in Nutritional Sciences from the Pennsylvania State University and an M.D. from the University of California at Los Angeles.
We believe Dr. McCamish’s broad experience in the life sciences industry makes him well qualified to serve as a director.
Linda S. Palczuk, 59, has been a member of the Board since July 2018. Since September 2019, Ms. Palczuk has been the Chief Operating Officer and a director of Envara Health, Inc., a medical nutrition technology company. Ms. Palczuk was the Chief Operating Officer of Verrica Pharmaceuticals, Inc., a late-stage biopharmaceutical company focused on medical dermatology products, from February 2018 to April 2019. Prior to joining Verrica Pharmaceuticals, from July 2017 to February 2018, Ms. Palczuk was President and Chief Executive Officer at Osiris Therapeutics, Inc., a regenerative medicines biotechnology company. Prior to her position at Osiris Therapeutics, Ms. Palczuk had an extensive and successful 30-year career with AstraZeneca Pharmaceuticals and its legacy companies, serving in senior-level commercial and general management roles, including Vice President, Established Brands and Vice President, Global Commercial Excellence from January 2012 until March 2015, Vice President, Sales & Marketing from March 2009 to December 2011, and Vice President, Sales from April 2006 to February 2009. From June 2015 until July 2017, Ms. Palczuk was an independent consultant providing business expertise within the pharmaceutical sector. Ms. Palczuk received a BA degree in Biology from Franklin and Marshall College and an MBA degree from the Alfred Lerner College of Business and Economics at the University of Delaware.
We believe Ms. Palczuk’s management experience makes her well qualified to serve as a director.
Peter J. Thornton, 56, has been a member of the Board since June 2017. He is the Chief Financial Officer of Technopath Clinical Diagnostics, an Irish company that provides quality control materials and software solutions to clinical laboratories worldwide, a position he has held since January 2014. Prior to joining Technopath Clinical Diagnostics, from September 2011 to December 2013, Mr. Thornton was Senior Vice President — Business Integration for Alkermes plc, a global biopharmaceuticals company headquartered in Dublin, Ireland. From July 2007 to September 2011 he was Senior Vice President — Corporate and Business Development for Elan Drug Technologies, an Elan Corporation plc division engaged in developing and manufacturing drug delivery technology based pharmaceutical products. From September 2006 to July 2007 he was President and Chief Operating Officer of Circ Pharma Limited, a specialty pharmaceutical company and from June 2004 to September 2006 he was Chief Financial Officer of Agenus Inc., a NASDAQ-listed biotechnology company. Mr. Thornton has previously served as a non-executive director of both public and private companies and currently holds three non-executive directorships in private companies. Mr. Thornton worked for the international public accounting firm of KPMG for seven years in Ireland and France and is a fellow of Chartered Accountants Ireland. He holds a Bachelor of Commerce degree from University College Cork, Ireland.
We believe Mr. Thornton’s experience as a chief financial officer and his financial expertise make him well qualified to serve as a director.

DIRECTOR COMPENSATION
Non-Employee Director Compensation
We compensate our non-executive directors with a basic cash fee plus supplementary fees to chairpersons and for meeting attendance. The amount of each component of such director cash compensation may change from year to year and is generally established by the Board in conjunction with our annual general meeting of shareholders for the period until the next annual general meeting. The fees paid to non-employee directors for service on the Board of Directors and for service on each committee of the Board of Directors on which the director is a member are as follows:
The annual retainers in effect for service in 2020 both prior to our annual meeting in August 2020 and following our annual meeting in 2020 were as follows:
	Annual Retainer prior to 2020 Annual Meeting	Annual Retainer following 2020 Annual Meeting
Board of Directors:
All non-employee members	$47,000	$52,100
Additional retainer for Non-Executive Chair of the Board	$30,000	$30,000
Audit Committee:
Chair	$20,000	$16,000
Non-Chair members	N/A	$9,000
Compensation Committee:
Chair	$15,000	$12,000
Non-Chair members	N/A	$7,000
Nominating and Corporate Governance Committee:
Chair	$15,000	$8,000
Non-Chair members	N/A	$4,500
In addition, during 2020, our non-employee directors were awarded stock options, as described in footnote 3 to the “Director Compensation” table below.
The following table presents information relating to total compensation of each person who served as a director for the year ended December 31, 2020.
Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)(3)	Stock Awards ($)	Total Compensation ($)
Geoffrey M. Glass(4)	$84,750	232,476	—	$317,226
Dr. Eric J. Ende(5)	$64,958	232,476	—	$297,434
Dr. Mark A. McCamish(6)	$55,323	407,137	—	$462,460
Linda S. Palczuk(7)	$64,750	232,476	—	$297,226
Peter J. Thornton(8)	$71,262	232,476	—	$303,738

(1)
Fees earned or paid in cash for Mr. Thornton were translated to U.S. Dollars at the rate of 1.142 U.S. Dollars per Euro.

(2)
Amounts reported reflect the aggregate grant date fair value of option and restricted share awards granted in 2020. Calculated in accordance with FASB ASC Topic 718. For a full description of the assumptions we use in calculating these amounts, see Note 21 to our consolidated financial statements for the year ended December 31, 2020 which are included in our Annual Report on Form 10-K filed with the SEC on March 9, 2021. The actual value a director may receive depends on market prices and there can be no assurance that the amounts reflected in these columns will actually be realized.

(3)
On August 7, 2020, non-employee directors Peter Thornton, Geoffrey Glass, Eric Ende, Mark A. McCamish and Linda S. Palczuk were each awarded an option to purchase 42,000 shares and on September 13, 2020, non-employee director Mark McCamish was awarded an option to purchase 50,000 shares under the Company’s Omnibus Incentive Compensation Plan. Each award vests in three equal annual installments

(4)
As of December 31, 2020, Mr. Glass held 102,000 unexercised share options and 9,300 unvested ADSs.

(5)
As of December 31, 2020, Dr. Ende held 110,057 unexercised share options and 18,600 unvested ADSs.

(6)
As of December 31, 2020, Dr. McCamish held 152,000 unexercised share options and no unvested ADSs.

(7)
As of December 31, 2020, Ms. Palczuk held 102,000 unexercised share options and 9,300 unvested ADSs.

(8)
As of December 31, 2020, Mr. Thornton held 137,000 unexercised share options and 9,300 unvested ADSs.

OWNERSHIP OF THE COMPANY’S ORDINARY SHARES
Beneficial Ownership Table
The following table sets forth certain information regarding the beneficial ownership of our issued and outstanding ordinary shares by (i) each person who is known by the Company to own beneficially more than five percent of the outstanding ordinary shares, (ii) each Named Executive Officer of the Company, (iii) each director and director nominee of the Company and (iv) all directors and executive officers as a group. Except as otherwise indicated in the footnotes below, such information is provided as of April 12, 2021. According to SEC rules, a person is the “beneficial owner” of securities if he, she or it has or shares the power to vote them or to direct their investment or has the right to acquire beneficial ownership of such securities within 60 days through the exercise of an option, warrant or right, the conversion of a security or otherwise.
Name and Address of Beneficial Owners(1)	Amount of Beneficial Ownership(2)	Percentage of Class(2)
>5% Shareholders:
Entities Affiliated with RTW Investments, L.P.(3) 415 West 15th Street, Floor 9 New York, NY 10011	5,387,513	9.21%
Entities Affiliated with Vivo Capital LLC(4) 192 Lytton Avenue Palo Alto, CA 94301	3,526,093	6.03%
Avoro Capital Advisors LLC(5) 110 Greene Street, Suite 800, New York, NY 10012	4,365,000	7.46%
Entities Affiliated with Polar Capital(6) 16 Palace Street London, SW1E 5JD	3,027,705	5.20%
Entities Affiliated with Brandes Investments(7) 11988 El Camino Real, Suite 600 San Diego, CA 92130	2,961,878	5.06%
Directors, Director Nominees and Named Executive Officers:
Gregory J. Divis(8)	611,600	1.05%
Thomas S. McHugh(9)	84,000	*
Geoffrey M. Glass(10)	85,700	*
Phillandas T. Thompson	113,671	*
Dr. Jordan S. Dubow	—	*
Dr. Eric J. Ende(11)	110,271	*
Dr. Mark A. McCamish(12)	191,000	*
Linda S. Palczuk(13)	57,900	*
Peter J. Thornton(14)	88,055	*
All directors and executive officers as a group (10 persons)	1,342,197	2.29%

*
Represents beneficial ownership of less than 1% of our outstanding ordinary shares.

(1)
Except as stated in the table above or the footnotes below, the address of the named person is c/o Avadel Pharmaceuticals plc, 10 Earlsfort Terrace, Dublin 2, Ireland D02 T380.

(2)
Unless otherwise stated in the footnotes to this table, we believe that each of the shareholders named in this table has sole voting and dispositive with respect to the ordinary shares indicated as beneficially owned. Ownership percentages are based on 58,487,551 ordinary shares outstanding on April 12, 2021. The number of shares beneficially owned includes ordinary shares issuable pursuant to the exercise of stock options or warrants that are exercisable and “free shares,” if any, that will vest within 60 days of April 12, 2021. Ordinary shares issuable pursuant to the exercise of stock options or warrants that are exercisable and “free shares,” if any, that will vest within 60 days of April 12, 2021 are deemed to be outstanding and beneficially owned by the person to whom such shares are issuable for the purpose of computing the percentage ownership of that person, but they are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.
(3)
Information herein is solely based on a Schedule 13G/A filed with the SEC on February 12, 2021. Consists of 1,576,373 ADSs held by RTW Investments, LP (“RTW”) and (ii) 3,811,140 ADSs held by RTW Master Fund, Ltd. RTW has the power to direct the vote and disposition of the shares held by RTW Master Fund, Ltd., RTW Innovation Master Fund, Ltd and RTW Venture Fund Limited. Accordingly, RTW may be deemed to be the beneficial owner of such shares. Roderick Wong, M.D., has the power to direct the vote and disposition of the securities held by RTW. Dr. Wong is the managing partner of RTW Investments GP, LLC, which is the general partner of RTW. Dr. Wong disclaims beneficial ownership of the shares held by RTW Master Fund, Ltd., RTW Innovation Master Fund, Ltd. and RTW Venture Fund Limited, except to the extent of his pecuniary interest therein. Does not include 487,614 ordinary shares issuable upon conversion of 487,614 Series A Preferred Shares beneficially owned by RTW. The Series A Preferred Shares beneficially owned by RTW are subject to a beneficial ownership limitation that prohibits RTW from converting its Series A Preferred Shares into ordinary shares to the extent that, as a result of such conversion, RTW and its affiliates would beneficially own more than 9.99% of the Company’s total ordinary shares then issued and outstanding.

(4)
Information herein is solely based on a Schedule 13G filed with the SEC on March 4, 2020. Consists of (i) 2,882,824 ADSs held by Vivo Capital Fund IX, L.P. and (ii) 643,269 ADSs held by Vivo Opportunity Fund, L.P. Vivo Capital IX, LLC is the general partner of Vivo Capital Fund IX, L.P. The voting members of Vivo Capital IX, LLC are Frank Kung, Edgar Engleman, Albert Cha, Shan Fu and Chen Yu, none of whom has individual voting or investment power with respect to the ADSs held by Vivo Capital Fund IX, L.P. and each of whom disclaims beneficial ownership of such shares. Vivo Opportunity, LLC is the general partner of Vivo Opportunity Fund, L.P. The voting members of Vivo Opportunity, LLC are Albert Cha, Gaurav Aggarwal, Shan Fu, Frank Kung and Michael Chang, none of whom has individual voting or investment power with respect to the ADSs held by Vivo Opportunity Fund L.P. and each of whom disclaims beneficial ownership of such shares.

(5)
Information herein is solely based on a Schedule 13G filed with the SEC on February 12, 2021. Consists of 4,365,000 ADSs held by Avoro Capital Advisors LLC, a Delaware limited liability company (formerly known as venBio Select Advisor LLC). Behzad Aghazadeh serves as the portfolio manager and controlling person of Avoro Capital Advisors LLC.

(6)
Information herein is solely based on a Schedule 13G/A filed with the SEC on February 16, 2021. Consists of 3,027,705 ADSs beneficially held by Polar Capital Holdings Plc and Polar Capital LLP.

(7)
Information herein is solely based on a Schedule 13G filed with the SEC on February 11, 2021. Consists of 2,961,878 ADSs held by Brandes Investment Partners, L.P. (“Investment Advisor”). CO-GP, LLC, Brandes Worldwide Holdings, L.P. and Glenn Carlson are control persons of the Investment Advisor and may be deemed to beneficially own the ADSs. Each of CO-GP, LLC, Mr. Carlson and Brandes Worldwide Holdings, L.P. disclaim beneficial interest as to the ADSs, except for an amount equal to substantially less than one percent of the ADSs. None of these entities or individuals holds the ADSs for its/his own account except on a de minimis basis.

(8)
Includes options to purchase ADSs with respect to 512,500 ordinary shares that are exercisable within 60 days April 12, 2021.

(9)
Includes options to purchase ADSs with respect to 62,500 ordinary shares that are exercisable within 60 days of April 12, 2021.

(10)
Includes options to purchase ADSs with respect to 20,000 ordinary shares that are exercisable within 60 days of April 12, 2021.

(11)
Includes options to purchase ADSs with respect to 25,371 ordinary shares that are exercisable within 60 days of April 12, 2021.

(12)
Includes (i) options to purchase ADSs with respect to 20,000 ordinary shares that are exercisable within

60 days of April 12, 2021 and (ii) 171,000 ADSs held by Matthew 5 LLC. The Mark & Barbara McCamish Family Trust is the sole owner of Matthew 5 LLC, and Dr. McCamish serves as its manager.
(13)
Includes options to purchase ADSs with respect to 20,000 ordinary shares that are exercisable within 60 days of April 12, 2021.

(14)
Includes options to purchase ADSs with respect to 55,000 ordinary shares that are exercisable within 60 days of April 12, 2021.

EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS
Compensation Discussion and Analysis
In this Compensation Discussion and Analysis, we give an overview and analysis of our compensation philosophy, our compensation program, and the decisions we made in 2020 under those programs with respect to our named executive officers. Included in this discussion is specific information about the compensation earned or paid in 2019 and 2020 to the following named executive officers: (i) the individual who served as Chief Executive Officer of the Company during 2020, (ii) the individual who served as Chief Financial Officer during 2020, and (iii) the next three most highly compensated executive officers of the Company who received total compensation of $100,000 or more during the fiscal year ended December 31, 2020 (the “Named Executive Officers”). Named Executive Officers for 2020 are:
Name	Position
Gregory J. Divis	Chief Executive Officer
Thomas S. McHugh	Senior Vice President and Chief Financial Officer
Phillandas T. Thompson	Former Senior Vice President, General Counsel and Corporate Secretary
Jordan S. Dubow, M.D.	Former Chief Medical Officer
Compensation Philosophy and Objectives
The Compensation Committee’s executive compensation programs are designed to: (i) attract, retain and motivate executives with significant industry knowledge and the experience and leadership capability necessary for us to achieve success; and (ii) align incentives for our named executive officers with our corporate strategies and business objectives and goals; and (iii) achieve key strategic performance measures aligned with the long-term interests of our shareholders.
Compensation Components
Our executive compensation program has three primary components: base salary, annual cash incentive awards and equity awards.
•
Base Salary.   We fix the base salary of each of our executive officers at a level we believe enables us to hire and retain individuals in a competitive environment and rewards satisfactory individual performance and a satisfactory level of contribution to our overall business goals. We take into account the base salaries paid by similarly-situated companies in our peer group and, to the extent practicable, we set base salary levels for similarly-situated executives within the Company at comparable levels to avoid divisiveness and encourage teamwork, collaboration, and a cooperative working environment.

•
Cash Incentive Awards.   We provide annual cash incentive awards that are based upon the achievement of corporate and individual objectives established by the Compensation Committee and the Board of Directors. These cash incentive awards are designed to focus our executive officers on achieving key clinical, regulatory, commercial, operational, strategic and financial objectives.

•
Equity Awards.   We use stock options and restricted share units to reward long-term performance. These equity awards are intended to provide significant incentive value for each executive officer if the Company performance is outstanding and the Company achieves its long-term goals to align executive compensation with long-term shareholder interests.

In addition to the primary components of compensation described above, we provide our Named Executive Officers with employee benefits that are generally available to our salaried employees. These benefits include health and medical benefits, flexible spending plans, matching 401(k) contributions and group life insurance.
We have also entered into agreements with our Named Executive Officers under which they are provided certain benefits in the event their employment with the Company is terminated without cause or by the Named Executive Officer for good reason, following a change in control of the Company.

Compensation Policies and Process
The Compensation Committee has oversight of our compensation philosophy and programs and annually reviews and recommends all compensation decisions relating to our Chief Executive Officer, our Named Executive Officers and all other executive officers of the Company. The Chief Executive Officer provides specific information to the committee relative to the performance of the other members of the executive management team. However, the Chief Executive Officer is always excused from the Compensation Committee meetings when his compensation or employment is discussed. The Compensation Committee considers any recommendations by the Chief Executive Officer; however, the committee recommends final compensation for all executives. All compensation decisions are assessed within the framework of the Company’s financial position and general economic conditions. Our Board typically reviews and approves the compensation decisions made by the Compensation Committee.
Our Compensation Committee has engaged Radford Consulting (“Radford”), an Aon Hewitt company specializing in executive compensation, as its independent compensation consultant. In connection with the Compensation Committee’s executive compensation decisions for 2020, Radford reviewed and advised on principal aspects of our executive compensation program and performed the following services:
•
conducted a competitive assessment of the Company’s then current executive compensation arrangements, including analyzing peer group Proxy Statements, compensation survey data, and other publicly available data;

•
provided recommendations on the composition of the Company’s peer group; and

•
reviewed and advised on equity compensation and on industry best practices.

The Compensation Committee has determined that the work of Radford and the individual compensation advisors employed by Radford does not create any conflict of interest. In making that determination, the Compensation Committee took into consideration the following factors: (i) the provision of other services to the Company by the consultant; (ii) the amount of fees the Company paid the consultant as a percentage of the consultant’s total revenue; (iii) the consultant’s policies and procedures that are designed to prevent conflicts of interest; (iv) any business or personal relationship of the consultant or the individual compensation advisors employed by the consultant with any Company executive officer; (v) any business or personal relationship of the individual compensation advisors with any member of the Compensation Committee; and (vi) any Company stock owned by the consultant or the individual compensation advisors employed by the consultant.
Peer Group
In an effort to provide competitive total compensation to our executive officers, the Compensation Committee approved a group of comparable companies as our peer group as recommended by Radford. The peer group was selected on the basis of similarity to the Company on the following criteria: business comparability, stage of product development and commercialization, number of employees, market capitalization and revenue. The following companies were identified as our “peer group” for 2020:
2020 Peer Group
Aeglea BioTherapeutics, Inc.	GlycoMimetics, Inc.
Albireo Pharma, Inc.	Magenta Therapeutics, Inc.
Aldeyra Therapeutics, Inc.	Marinus Pharmaceuticals, Inc
Ardeyx, Inc.	Odonate Therapeutics, Inc.
Athersys, Inc.	Spero Therapeutics, Inc.
BeyondSpring, Inc.	Syndax Pharmaceuticals, Inc.
BioCryst Pharmaceuticals, Inc.	VBI Vaccines, Inc.
Chiasma, Inc.
Chimerix, Inc.
CymaBay Therapeutics, Inc.
G1 Therapeutics, Inc.

Say-on-Pay
We have developed a compensation policy that is designed to attract and retain key executives responsible for our success and motivate management to enhance long-term shareholder value. We believe our compensation policy strikes an appropriate balance between the implementation of responsible, measured compensation practices and the effective provision of incentives for our named executive officers to exert their best efforts for our success.
As required by Section 14A(a)(1) of the Exchange Act, periodically we must provide our shareholders with an opportunity to provide an advisory vote related to the compensation of our named executive officers, commonly known as the “say-on-pay” proposal. The SEC say-on-pay vote generally covers the calendar year prior to the date of our proxy statement. As such vote is advisory, it is not binding upon our Board or our Compensation Committee and neither the Board nor the Compensation Committee is required to take any action as a result of the outcome of such vote. However, our Compensation Committee carefully considers the outcome of this vote when considering future executive compensation policies.
As reported in our current report on Form 8-K, filed with the SEC on August 6, 2020, at our 2020 annual general meeting, approximately 95% of the votes cast on our SEC Say-on-Pay proposal supported the compensation paid to our named executive officers. At our 2016 annual general meeting, we also held a separate non-binding advisory shareholder vote on the frequency of future shareholder advisory votes regarding the compensation program for our named executive officers, commonly referred to as a “say-on-frequency” vote. At the 2016 annual general meeting, our shareholders approved, on an advisory basis, a proposal to take the say-on-pay vote every two years until the next required say-on-frequency vote. Accordingly, we have not included say-on-pay proposal in this proxy statement. Our next say-on-pay and our next say-on-frequency vote will occur at our 2022 annual general meeting.
Base Salary
The Company provides base salaries to attract and retain executives with the proper experiences and skill sets required to assist us in achieving our specific business objectives, as well as our future growth and success. Base salaries provide a guaranteed base level of compensation that reflects a belief that base salary for senior executive officers should be targeted at market-competitive levels. Base salaries for a particular fiscal year are generally established at the end of the prior year. In establishing the base salaries for 2020, the Compensation Committee considered each Named Executive Officer’s role and level of responsibility at the Company, recent individual performance, perceived impact on Company results and overall Company performance. The base salaries of our Named Executive Officers during 2019 and 2020 were as follows:
Name	2019 Base Salary ($)	2020 Base Salary ($)	Increase (%)
Gregory J. Divis	500,000	520,000	4%
Thomas S. McHugh(1)	385,000	385,000	0%
Phillandas Thompson(2)	383,400	383,400	0%
Jordan S. Dubow, M.D.(3)	435,000	445,875	3%

(1)
Mr. McHugh joined us in December 2019 and, accordingly, was not eligible for a base salary increase in 2020.

(2)
Mr. Thompson resigned in September 2020.

(3)
Dr. Dubow resigned in September 2020.

Annual Cash Incentive
The goal of the annual cash incentive program in 2020 was to align a meaningful portion of the total compensation potential for the Named Executive Officers to the achievement of specified quantitative and qualitative Company performance targets, as well as individual performance targets. The achievement of these targets advances the Company’s specific business objectives and result in long-term shareholder value. The target levels of the annual cash incentive awards were established as part of the Named Executive Officer’s individual employment agreements. Each of these employment agreements provides that the Named Executive Officer will receive an annual cash incentive award determined at the discretion of the Compensation Committee and the Board based on the Company’s performance against its objectives and individualized objective and subjective criteria, with a target award amount equal to a percentage of the Named Executive Officer’s base salary. The award criteria include specific objectives, relating to the achievement of clinical, regulatory, commercial, business and/or financial milestones. The table below sets forth each Named Executive Officer’s target incentive compensation for 2020:
Name	2020 Target Bonus (as a % of Base Salary)	2020 Target Bonus ($)
Gregory J. Divis	60%	312,500
Thomas S. McHugh	40%	154,000
Phillandas Thompson(1)	40%	153,360
Jordan S. Dubow, M.D.(2)	45%	200,644

(1)
Mr. Thompson’s employment terminated in September 2020, and in connection with his separation, he received a prorated bonus upon his departure, based upon Company’s actual performance through such date.

(2)
Dr. Dubow’s employment terminated in September 2020. He was not eligible to receive a bonus upon his departure.

Our approved 2020 corporate goals consisted of:
•
Successfully complete primary registration campaign and initiate stability for FT218 by July 1, 2020;

•
Complete items needed for submission of new drug application, including BE study(s) and excluding final stability data) by December 31, 2020;

•
Achieve operating expenses (R&D + SG&A) of $53.3 million or less;

•
Generate revenue from the Hospital Products* of $13.0 million or more; and

•
Position to capitalize on future strategic direction financially and operationally (including but not limited to divestiture of the Hospital Products, capital raise, and FT218 strategy decision).

*
For this purpose, Hospital Products included Akovaz, Bloxiverz, Vazculep and Nouress that were owned by the Company through June 30, 2020 at which time they were sold to Exela Sterile Medicines LLC. The $13.0 million revenue goal for the Hospital Products represents the period January 1, 2020 through June 30, 2020.

The Compensation Committee determined that the Company’s corporate performance score was 112.5% for 2020 based solely on the Compensation Committee’s assessment of the Company’s level of achievement against the approved 2020 corporate performance goals set forth above.
Mr. Divis’ 2020 annual cash incentive bonus was based entirely upon achievement of the corporate performance goals described above. Accordingly, the Compensation Committee awarded an aggregate annual cash incentive with respect to 2020 for Mr. Gregory J. Divis in the amount of $353,600.
Other Named Executive Officers.   The process for determining the annual cash incentive for our other Named Executive Officers is generally similar to what is described above with respect to our Chief Executive Officer. For 2020, the Compensation Committee took into account the Company’s performance with respect to the financial and strategic performance goals discussed above. The Compensation Committee assessed the individual performance of the other Named Executive Officers and also considered the recommendations of Mr. Divis. The other Named Executive Officers reported directly to Mr. Divis as Chief Executive Officer and so, the Compensation Committee believes, Mr. Divis was in a position to provide a meaningful assessment of their capabilities and contributions to the Company.

The Compensation Committee determined 2020 annual cash incentives for the other Named Executive Officers in the following amounts: Thomas S. McHugh — $184,800 and Phillandas T. Thompson — $123,017. Jordan S. Dubow was not eligible for a bonus for his service as an employee in 2020.
Equity Compensation
The Compensation Committee believes that equity compensation awards help to align the interests of our executive officers with those of shareholders because the value of the equity awards to the recipient increases only with the appreciation of the price of our ordinary shares. Furthermore, the Compensation Committee believes granting equity awards that vest over time encourages executives to remain with the Company. The authority to grant equity awards to our executive officers lies with the Compensation Committee and Board. The Compensation Committee takes into consideration the peer group data provided by Radford and the recommendations of our Chief Executive Officer (other than for himself). Generally, the Compensation Committee has granted stock options to our executive officers upon commencement of their employment with the Company. These initial stock options vest over a four-year period and are in connection with the executive officer’s employment agreement.
In addition to new hire stock options, at least annually, the Compensation Committee considers annual equity awards for our executive officers. These awards consist of both stock options and restricted shares. In December 2020, we awarded our Named Executive Officers who were then employed by us with the following stock option awards:
Name	Stock Options
Gregory J. Divis	500,000
Thomas S. McHugh	200,000
In determining the number of stock options to grant to a particular Named Executive Officer, the Compensation Committee takes into account numerous factors, including: the executive’s role and level of responsibility within the Company, the Company’s performance with respect to the financial and strategic goals and objectives for that year, and comparative peer group data as presented by Radford. The Compensation Committee has not adopted any formal policies or guidelines for determining the allocation of stock options versus restricted shares or other awards. However, in general, the Compensation Committee will recommend a mix of equity awards more weighted towards stock options than restricted shares or restricted share units principally because the Compensation Committee recognizes that stock options only have value if there is in stock value after the date of grant, while restricted shares provide immediate value to recipients upon vesting and therefore involve less risk than stock options.
In 2020, the Compensation Committee, based upon recommendations from Radford, determined it would be appropriate to grant performance share unit awards (“PSUs”) to our employees. The Compensation Committee believed that the grant of supplemental awards in the form of PSUs would further align our employees’ long-term incentive compensation with the interests of our shareholders. Specifically, the vesting of the PSUs is tied to the achievement of certain regulatory milestones related to FT218 and 50% vest upon the achievement of those milestones and the other 50% vest one year following achievement of those milestones. The target number of PSUs granted to each Named Executive Officer is set forth below.
Name	PSUs
Gregory J. Divis	112,000
Thomas S. McHugh	40,000
In connection with the consulting agreement Dr. Dubow entered into upon his resignation, we agreed to permit Dr. Dubow the opportunity to vest in an additional 85,000 shares subject to a prior option grant and subject to his continued service through the target PDUFA date of October 15, 2021 for FT218.
Compensation Risk Assessment
The Company regularly reviews compensation plans and practices to ensure they are appropriately structured and aligned with business objectives, and not designed to encourage executives to take unwarranted risks. Specifically, the overall design of the compensation philosophy and plans mitigate risks because: (1) the financial performance objectives of the short and long-term incentive plans are reviewed and approved annually by the Board; (2) the plans consist of multiple performance objectives, thus lessening the focus on any one in particular; and (3) short and long-term incentive payouts are capped for all participants.
General Employee Benefits
Avadel offers competitive health, dental and life insurance and vacation pay, generally for all employees. The senior executives are eligible to participate in all of the above programs. In addition, the senior executives are eligible to receive matching 401(k) plan contributions on the same basis as other employees.
Severance and Change-in-Control Benefits
Pursuant to employment agreements, each of our Named Executive Officers has a provision in his or her employment agreement with the Company that entitles such Named Executive Officer to certain specified benefits in the event of termination of their employment under specified circumstances, including termination following a change in control of the Company. These benefits are described in the “Employment Agreement” section below, and certain estimates of these severance and change-in-control benefits are provided in “Estimated Payments Upon Termination or Change in Control” below.
Retirement Benefits
The Company believes that offering competitive retirement benefits is important to attract and retain top executives. The Company’s U.S.-based executives participate in a traditional defined contribution 401(k) plan. For our Company’s 401(k) plan, the Company generally contributed approximately $10,000 to $12,000 to each eligible executive’s 401(k) account during 2020, which was the maximum contribution match allowable under the Company’s 401(k) Plan, provided the participant contributed the maximum in order to receive the maximum match and contributed based off of $285,000 of wages, the maximum allowable under the IRS limits. Additional details regarding retirement benefits are provided in the tables below entitled “Summary Compensation Table.”
Deductibility of Executive Compensation
Generally, Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) disallows a federal income tax deduction for public corporations of remuneration in excess of $1 million paid for any fiscal year to “covered employees” of the Company. With respect to taxable years before January 1, 2018, remuneration in excess of $1 million was exempt from this deduction limit if it qualified as “performance-based compensation” within the meaning of Section 162(m). Effective for taxable years beginning after December 31, 2017, the Tax Cuts and Jobs Act of 2017 (a) expands the scope of Section 162(m) such that all named executive officers are “covered employees” and anyone who was a named executive officer in any year after 2016 will remain a covered employees for as long as he or she (or his or her beneficiaries) receive compensation from us and (b) eliminates the exception to the deduction limit for commission-based compensation and performance-based compensation except with respect to certain grandfathered arrangements in effect as of November 2, 2017 that are not subsequently materially modified. Accordingly, compensation paid to our named executive officers in excess of $1 million will not be deductible unless it qualifies for the transition relief applicable to certain arrangements in place as of November 2, 2017, as described above.
The Board and the Compensation Committee believe that shareholder interests are best served if they retain maximum flexibility to design executive compensation programs that meet stated business objectives. For that reason, while our Board and Compensation Committee consider the potential effects of Section 162(m) of the Code on the compensation paid to our named executive officers, in light of the constraints imposed by Section 162(m) and our desire to maintain flexibility in compensation decisions, the Board and the Compensation Committee do not necessarily limit compensation to amounts deductible under Section 162(m).

Taxation of “Parachute” Payments
Sections 280G and 4999 of the Code provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to significant additional taxes if they receive payments or benefits in connection with a change in control of the Company that exceeds certain prescribed limits, and that the Company (or a successor) may forfeit a deduction on the amounts subject to this additional tax. Our compensation arrangements for executive officers, including our Named Executive Officers, do not provide tax gross-ups for any type of payments, including payments for severance or in connection with a change of control of the Company.
Securities Trading Policy
The Company has a policy that prohibits executive officers and directors from trading in the Company’s securities while aware of material non-public information or engaging in hedging transactions or short sales and trading in “puts” and “calls” involving the Company’s securities. This policy is described in our Standards of Business Conduct, which may be viewed on our website at www.Avadel.com in the “Investors” section. In addition, executive officers and directors are prohibited from pledging the Company’s securities.
2020 Compensation of Named Executives Officers
Summary Compensation Table
The following table sets forth the compensation paid or accrued during the fiscal years ended December 31, 2020, 2019 and 2018 to our Named Executive Officers:
Name and Principal Position	Year	Base Salary ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total Compensation ($)
Gregory J. Divis Chief Executive Officer	2020	520,000	—	2,246,694	353,600	23,400	3,143,694
	2019	472,292	33,300	485,010	422,344	23,316	1,436,262
	2018	417,178	—	198,500	46,750	23,000	685,428
Thomas S. McHugh Chief Financial Officer	2020	385,000	—	898,678	184,800	11,400	1,479,878
	2019	33,688	—	469,600	—	—	503,288
Jordan S. Dubow(6) Former Chief Medical Officer	2020	368,756		254,604	—	236,381	859,740
	2019	293,296	—	273,258	166,388	10,282	743,224
Phillandas T. Thompson(7) Former Senior Vice President and General Counsel	2020	310,594	—	—	123,017	417,041	850,652
	2019	383,400	33,300	103,250	156,427	21,780	698,157
	2018	365,968	—	—	64,410	20,000	450,378

(1)
Represents salaries before any employee contributions under our 401(k) Plan. Mr. McHugh joined us in December 2019 and, accordingly, his salary for 2019 reflects his partial year of service.

(2)
Represents the aggregate grant date fair value of share awards granted in 2020, 2019 and 2018, respectively, calculated in accordance with FASB ASC Topic 718. For a full description of the assumptions we use in calculating these amounts, see Note 21 to our consolidated financial statements for the year ended December 31, 2020 which are included in our Annual Report on Form 10-K filed with the SEC on March 9, 2021. The actual value a Named Executive Officer may receive depends on market prices and there can be no assurance that the amounts reflected in the Stock Awards column will actually be realized. For 2020, the amounts reported in this table do not include the grant date fair value of the PSUs, as achievement was not probable on the grant date. Assuming maximum achievement, the grant date fair value of these awards for each of Mr. Divis and Mr. McHugh would have been $1,392,720 and $497,400, respectively.

(3)
Amounts reported reflect the aggregate grant date fair value of options granted or modified in 2020, 2019 and 2018, respectively, calculated in accordance with FASB ASC Topic 718. For a full description of the assumptions we use in calculating these amounts, see Note 21 to our consolidated financial statements for the year ended December 31, 2020 which are included in our Annual Report on Form 10-K filed with the SEC on March 9, 2021. The actual value a Named Executive Officer may receive depends on market prices and there can be no assurance that the amounts reflected in the Option Awards column will actually be realized. No gain to a named executive officer is possible without an appreciation in stock value after the date of grant.
(4)
Non-equity incentive plan compensation represents cash bonuses for meeting Company and personal performance targets.

(5)
For 2020, amounts include (i) for Mr. Divis, $11,400 in employer 401(k) contributions and $12,000 in auto allowance, (ii) for Mr. McHugh, $11,400 in employer 401(k) contributions, (iii) for Dr. Dubow, $10,657 in employer 401(k) contributions, and (iv) for Mr. Thompson, $11,400 in employer 401(k) contributions and $6,000 in auto allowance.

(6)
Dr. Dubow left the Company in September 2020. We entered into a consulting agreement with Dr. Dubow providing for Dr. Dubow to consult for us, including on matters relating to the submission, acceptance and subsequent review of our new drug application for FT218. Dr. Dubow received performance-based incentive cash compensation commensurate with that which he was otherwise eligible to receive for 2020. The amount reported in All Other Compensation includes consulting fees in an aggregate amount of $225,724 that we paid Dr. Dubow in connection with his consulting agreement.

(7)
Mr. Thompson left the Company in September 2020. The amount reported in All Other Compensation includes severance in an aggregate amount of $399,821 (consisting of $383,400 of base salary continuation, $7,421. of COBRA continuation and $9,000 of auto allowance).

Grants of Plan-Based Awards 2020
The following table presents information regarding grants of plan-based awards to the named executive officers during the year ended December 31, 2020:
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards	Grant Date Fair Value of Award ($)(2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Gregory J. Divis			312,000
	8/5/2020				56,000	112,000	168,000			0
	12/8/2020							500,000	$6.79	2,246,694
Thomas S. McHugh			154,000
	8/5/2020				20,000	40,000	60,000		$6.79	0
	12/8/2020							200,000		898,678
Jordan S. Dubow, M.D.			200,644
	10/1/2020							85,000	$1.44	254,604
Phillandas Thompson			153,360

(1)
Represents the target amount that may be earned based on achievement of pre-determined performance criteria during fiscal year 2020. Our Compensation Committee has not set threshold or maximum amounts associated with non-equity incentive plan awards.

(2)
Amounts reported reflect the aggregate grant date fair value of option and restricted share unit awards granted in 2020, calculated in accordance with FASB ASC Topic 718. For a full description of the assumptions we use in calculating these amounts, see Note 21 to our consolidated financial statements for the year ended December 31, 2020 which are included in our Annual Report on Form 10-K filed with the SEC on March 9, 2021. For PSUs, the amounts reported in this table do not include the grant date fair value of the PSUs, as achievement was not probable on the grant date

The following table sets forth specified information concerning stock options stock awards for each of the named executive officers outstanding as of December 31, 2020. Mr. Thompson had no outstanding options or unvested stock awards as of December 31, 2020 and is accordingly omitted from the table.
Outstanding Equity Awards at Fiscal Year-End 2020
		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)(2)	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Gregory J. Divis	12/14/2016	150,000	—	10.40	12/14/2026
	12/12/2017	75,000	25,000(3)	8.95	12/12/2027
	3/22/2018	25,000	25,000(4)	7.06	3/22/2028
	3/7/2019	25,000	75,000(5)	1.85	3/7/2029
	3/7/2019	—	—	—	—			18,000(6)	120,240
	5/30/2019	100,000	300,000(7)	1.71	5/30/2029			—	—
	8/5/2020			—	—	56,000(8)	374,080
	12/8/2020		500,000(9)	6.79	12/8/2030
Thomas S. McHugh	10/22/2019	62,500	187,500(10)	3.45	10/22/2029
	8/5/2020				—	20,000(8)	133,600
	12/8/2020		200,000(11)	6.79	12/8/2030
Jordan S. Dubow, M.D.	10/1/2020		85,000(12)	1.44	4/11/2029

(1)
Unless otherwise noted, options to purchase shares become exercisable in four equal annual installments following the grant date.

(2)
Market value is based on the closing price of one ADS on December 31, 2020 as reported by Nasdaq, which was $6.68 per ADS.

(3)
Includes the unvested portion of the 2017 option grant under the Avadel 2017 Omnibus Plan, 25,000 options that will vest December 12, 2021.

(4)
Includes the unvested portion of the 2018 option grant under the Avadel 2017 Omnibus Plan 12,500 options that will vest on March 22, 2021 and 12,500 options that will vest on March 22, 2022.

(5)
Includes the unvested portion of the March 2019 option grant under the Avadel 2017 Omnibus Plan, 25,000 of which vest on each of March 7, 2021, March 7, 2022, and March 2, 2023.

(6)
Includes the unvested portion of the 2019 grant, under the Avadel 2017 Omnibus Plan, 12,000 of which will vest on March 7, 2021 and 6,000 of which will vest March 7, 2022.

(7)
Includes the unvested portion of the May 2019 option grant under the Avadel 2017 Omnibus Plan, 100,000 of which will vest on each of May 30, 2021, May 30, 2022, and May 30, 2023.

(8)
Represents 50% of the target award number of PSUs. The number of PSUs that may be earned, if at all, and eligible to vest will range between 50% and 150% of the target award. Vesting is based on achievement of certain regulatory milestones related to FT218 and 50% vest upon the achievement of those milestones and the other 50% vest one year following achievement of those milestones.

(9)
Includes the unvested portion of the December 2020 option grant under the Avadel 2020 Omnibus Plan, 125,000 of which will vest on each of December 8, 2021, December 8, 2022, December 8, 2023, and December 8, 2024.

(10)
Includes the unvested portion of the 2019 option grant under the Avadel 2017 Omnibus Plan, 62,500 of which vest on each of October 22, 2021, October 22, 2022, and October 22, 2023.

(11)
Includes the unvested portion of the December 2020 option grant under the Avadel 2020 Omnibus Plan, 50,000 of which will vest on each of December 8, 2021, December 8, 2022, December 8, 2023, and December 8, 2024.

(12)
Includes an unvested portion of a 2019 option grant under the Avadel 2017 Omnibus Plan, that was permitted to continue vesting, subject to Dr. Dubow’s continued service through the PDUFA date for FT218.

The following table sets forth specified information concerning share options exercised and share awards vested for each of the named executive officers during fiscal year 2020:
Options Exercised and Shares Vested During Fiscal Year 2020
	Option Awards		Share Awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)
Gregory J. Divis	—	—	7,500	53,850
Thomas S. McHugh	—	—	—
Jordan S. Dubow, M.D.	85,000	395,250	—	—
Phillandas Thompson	25,000	78,750	—
Employment Agreements
We have or had written employment agreements with each of our Named Executive Officers. Each employment agreement provides that the individual’s employment will continue until either we or the Named Executive Officer provides written notice of termination in accordance with the terms of the agreement. In addition, each of these agreements prohibit the Named Executive Officer from disclosing confidential information and competing with us during the term of their employment with the Company and for a specified time period thereafter. The agreements also contain customary non-solicitation and non-disparagement provisions. Under the terms of their respective employment agreements, each of the Named Executive Officers is entitled to receive an annual base salary, subject to annual review, an annual cash incentive and an annual equity award, each component of which is subject to the discretion of our board.
Payments upon Termination of Employment
Pursuant to their employment agreements, each of our Named Executive Officers is or was entitled to certain severance benefits in the event he or she terminates his or her employment for “Good Reason” or if his or her employment is terminated by the Company for any reason other than for “Cause,” including non-renewal by the Company at the end of the employment term. Upon such a termination, the Named Executive Officer is entitled to receive (1) base salary for a period of 12 months; (2) all accrued but unpaid bonuses for any completed fiscal year and vacation pay, expense reimbursement and other benefits due under any Company-provided benefit plans, policies and arrangements; and (3) payment of monthly COBRA health insurance premiums for up to 12 months.
In addition, if such a termination occurs during a Change in Control Period (as defined below), the Named Executive Officer is or was entitled to receive amounts provided in (1) and (3) of the above paragraph plus (i) the highest of (x) their target bonus in effect for the fiscal year in which the applicable change in control occurs, or (y) their target bonus in effect for the fiscal year in which the termination of employment occurs; or (z) their actual bonus for performance during the calendar year prior to the calendar year during which the termination of employment occurs; (ii) the amount provided in (2) of the above paragraph, as applicable; and (iii) the immediate vesting of 100% of their outstanding and unvested share options and any other equity awards under the Company’s compensation plans. For purposes of these agreements:

•
“Good Reason” is defined as (i) the failure of the Company to timely pay to the employee any compensation owed under the agreement; (ii) the Company’s diminution in the employee’s authority, duties or responsibilities in any material respect or the Company’s assignment to the employee of duties that are materially inconsistent with the duties stated in the agreement; (iii) the relocation of the place of the employee’s employment more than sixty (60) miles outside the greater St. Louis metropolitan area; (iv) a material breach by the Company of the agreement; or (v) the failure of the Company to have the agreement assumed in full by any successor in the case of any merger, consolidation, or sale of all or substantially all of the assets of the Company.

•
“Cause” means: (i) conviction of or plea of nolo contendere to a felony or crime involving moral turpitude; (ii) fraud, theft, or misappropriation of any asset or property of the Company, including, without limitation, any theft or embezzlement or any diversion of any corporate opportunity; (iii) breach of any of the material obligations contained in the agreement; (iv) conduct materially contrary to the material policies of the Company; (v) material failure to meet the goals and objectives established by the Company without cure within a reasonable period of time after written notice thereof; or (vi) conduct that results in a material detriment to the Company, its program, or goals or is inimical to the Company’s reputation and interests without cure within a reasonable period of time after written notice thereof.

•
“Change of Control Period” means the period beginning six (6) months prior to, and ending eighteen (18) months following, a Change of Control.

•
“Change of Control” means the occurrence of any of the following events: (i) A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (‘Person’), acquires ownership of the equity interests of the Company that, together with the shares held by such Person, constitutes more than fifty percent (50%) of the total voting power of the shares of the Company; provided, however, that for purposes of this subsection, the acquisition of additional shares by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the shares of the Company will not be considered a Change or Control; or (ii) A change in the effective control of the Company which occurs on the date that a majority of the members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of such definition, if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change of Control; or (iii) A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions.

The benefits provided are designed to protect earned benefits in the case that one or more of such Named Executive Officers is terminated without cause or as a result of a Change in Control of the Company, in order to encourage such Named Executive Officers to act in the best interests of the shareholders at all times during the course of a change in control transaction or other significant event involving our Company.
We entered into a consulting agreement with Dr. Dubow providing for Dr. Dubow to consult for us, including on matters relating to the submission, acceptance and subsequent review of our new drug application for FT218. Dr. Dubow was eligible to receive performance-based incentive cash compensation commensurate with that which he was otherwise eligible to receive for 2020 and to retain a portion of his outstanding equity awards.
In connection with his departure, we entered into a severance agreement with Mr. Thompson effective September 2, 2020 under which we agreed to pay Mr. Thompson an aggregate amount of $399,821 (consisting of 12 months of base salary continuation totaling $383,400, 12 months of continued COBRA health insurance coverage totaling $7,421, and 12 months of auto allowance totaling $9,000). The base salary continuation and auto allowance are being paid out in 24 equal installments of $16,350 each on a semi-monthly basis. In addition, the severance agreement allowed for a one-lime, lump-sum, pro-rated 2020 bonus payment of at the then-current corporate performance trend of 107.5% totaling $123,017.

The following tables set forth information regarding potential payments that each Named Executive Officer would have received if the Named Executive Officer’s employment had terminated as of December 31, 2020 under the circumstances set forth above.
Termination Payments
Name	Cash Payment ($)(1)	Value of Benefits ($)(2)
Gregory J. Divis	$792,000	33,523
Thomas S. McHugh	$385,000	22,349
Phillandas T. Thompson(3)	$392,400	7,421

(1)
Includes 18 months’ base salary and 12 months car allowance ($1,000 per month) for Mr. Divis and 12 months’ base salary for Mr. McHugh.

(2)
Includes 18 months’ COBRA continuation for Mr. Divis and 12 months’ COBRA continuation for Mr. McHugh.

(3)
Includes 12 months’ base salary continuation and 12 months’ car allowance that Mr. Thompson became entitled to receive upon his resignation in September 2020 and 12 months’ COBRA continuation. Mr. Thompson was also entitled to receive a pro rata bonus equal, based upon the Company’s actual performance through his departure, of $123,017.

Termination Payments in Connection with a Change in Control of the Company
Name	Cash Payment ($)(1)	Value of Benefits ($)(2)	Acceleration of Equity Awards ($)(3)
Gregory J. Divis	$1,104,000	33,523	2,721,650
Thomas S. McHugh	$385,000	22,349	872,825

(1)
Includes 18 months base salary, target annual bonus and 12 months car allowance ($1,000 per month) for Mr. Divis and 12 months base salary for Mr. McHugh.

(2)
Includes 18 months’ COBRA continuation for Mr. Divis and 12 months’ COBRA continuation for Mr. McHugh.

(3)
Amounts reflect the intrinsic value of unvested stock options and RSUs whose vesting will be accelerated, based on the closing price of one ADS on December 31, 2020 ($6.68).

Equity Compensation Plan Information
The following table provides information as of December 31, 2020 regarding ordinary shares that may be issued under our equity compensation plans, consisting of our 2017 Omnibus Incentive Compensation Plan (the “2017 Omnibus Plan”) our 2020 Omnibus Incentive Compensation Plan and our 2017 Employee Stock Purchase Plan (the “ESPP”).

Plan category	Number of securities to be issued upon exercise of outstanding options and rights(1)	Weighted-average exercise price of outstanding options and rights(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	6,502,957	7.02	4,987,447
Equity compensation plans not approved by security holders	—	—	—
Total	6,502,957	7.02	4,987,447

(1)
Includes 348,028 ordinary shares that have previously been granted as RSUs but are pending issuance upon vesting date; and 256,800 ordinary shares of PSUs that have not yet met regulatory milestone dates; the beneficiary is not required to pay any exercise price upon issuance of such 348,028 shares of RSUs or 256,800 of PSUs. The remaining 5,898,129 ordinary shares are issuable pursuant to the exercise of outstanding options upon payment of the weighted-average exercise price shown in column (b) of this table.

(2)
The weighted-average exercise price shown in column (b) applies to 5,898,129 ordinary shares issuable pursuant to the exercise of outstanding options included in the total number shown in column (a) of this table. As to the 348,028 shares attributable to free shares awards and 256,800 shares attributable to the PSUs included in the total number shown in column (a) of this table, the beneficiary is not required to pay any exercise price upon issuance of such shares.

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, the Compensation Committee recommended to the Board that it be included in this Proxy Statement.
THE COMPENSATION COMMITTEE
Linda S. Palczuk, Chair
Dr. Mark A. McCamish
Peter J. Thornton
The “Compensation Committee Report” above shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.
Compensation Risk Assessment
As part of its oversight of our executive compensation program, the Compensation Committee considers the impact of our executive compensation program, and the incentives created by the compensation awards that it administers, on our risk profile. In addition, we review all our compensation policies and procedures, including the incentives that they create and factors that may reduce the likelihood of excessive risk-taking, to determine whether they present a significant risk to us. The Compensation Committee concluded that our compensation programs are designed with the appropriate balance of risk and reward in relation to our overall business strategy and that the balance of compensation elements discourages excessive risk-taking. The Compensation Committee, therefore, determined that the risks arising from our compensation policies and practices for employees are not reasonably likely to have a material adverse effect on us. The Compensation Committee will continue to consider compensation risk implications while deliberating the design of our executive compensation programs. In its discussions, the Compensation Committee considered the attributes of our programs, including:
•
Appropriate pay philosophy in light of our business model;

•
Balance with respect to the mix of cash and equity compensation, and measures of performance against both annual and multi-year standards;

•
Short and long-term incentives linked to share price performance;

•
Performance goals are set at levels that are sufficiently high to encourage strong performance and support the resulting compensation expense, but within reasonably attainable parameters to discourage pursuit of excessively risky business strategies;

•
Long-term incentives generally have multi-year vesting to ensure a long-term focus and appropriate balance against short-term goals;

•
Independent Compensation Committee oversight, with Compensation Committee discretion to reduce incentives based on subjective evaluation of individual performance; and

•
Anti-hedging/pledging policies.

PAY RATIO DISCLOSURE
Under Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, the Company is required to provide the ratio of the annual total compensation of Mr. Divis, who is the Company’s Chief Executive Officer, to the annual total compensation of the median employee of the Company (the “Pay Ratio Disclosure”).
For fiscal year 2020, the median annual total compensation of all employees of the Company and its consolidated subsidiaries (other than the Chief Executive Officer) was $327,187. Mr. Divis’ annual total compensation for fiscal year 2020 was $3,143,694. Based on this information, for fiscal year 2020, the ratio of the compensation of the Chief Executive Officer to the median annual total compensation of all other employees was estimated to be 10 to 1.
To identify, and to determine the annual total compensation of, the median employee, we used the following methodology:
•
We collected the payroll data of all employees globally, whether employed on a full-time, part-time, temporary or seasonal basis as of December 31, 2020.

•
We annualized the compensation of all permanent full-time and part-time employees who were hired by the Company and its consolidated subsidiaries between January 1, 2020 and December 31, 2020.

•
We then identified our median employee from our employee population based on this compensation measure.

The median employee’s annual total compensation represents the amount of such employee’s compensation for fiscal year 2020 that would have been reported in the Summary Compensation Table in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K if the employee was a Named Executive Officer, and the annual total compensation of the Chief Executive Officer represents the amount reported in the “Total” column of our 2020 Summary Compensation Table on page 37 of this Proxy Statement.
Using this methodology, we determined that the median employee was a non-exempt, full-time employee located in the United States with an annual total compensation of $327,187 for fiscal year 2020, calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, which includes base pay, stock and option awards, non-equity incentive plan compensation and the Company’s contribution to that employee’s retirement plan.
The Pay Ratio Disclosure presented above is a reasonable estimate. Because the SEC rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies, exemptions, estimates and assumptions, the Pay Ratio Disclosure may not be directly comparable to the pay ratio reported by other companies.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Policies and Procedures for Related Person Transactions
The Audit Committee reviews all related party transactions and similar matters to the extent required by listing standards. The Nominating and Corporate Governance Committee further assists to ensure that all such related party transactions are thoroughly reviewed on a regular basis so that such transactions are and remain at arms’ length terms, thus promoting long term shareholder value.
For purposes of related person transactions as managed by our Audit and Nominating and Corporate Governance Committees, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we (or any of our subsidiaries) were, are or will be a participant, and the amount involved exceeds $120,000 and in which any related person had, has or will have a direct or indirect interest. For purposes of determining whether a transaction is a related person transaction, the Committees rely upon Item 404 of Regulation S-K, promulgated under the Securities Exchange Act of 1934, as amended.
A “related person” is defined as:
•
Any person who is, or at any time since the beginning of our last fiscal year was, one of our directors or executive officers or a nominee to become one of our directors;

•
Any person who is known to be the beneficial owner of more than five percent of any class of our voting securities;

•
Any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of the director, executive officer, nominee or more than five percent beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than five percent beneficial owner; and

•
Any firm, corporation, or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a ten percent or greater beneficial ownership interest.

Related Party Transactions
In February 2020, we entered into a securities purchase agreement with certain of our shareholders, including investment funds affiliated with RTW Investments, L.P. and Vivo Capital LLC, pursuant to which we issued an aggregate of 8,680,225 ordinary shares and an aggregate of 487,614 Series A Non-Voting Convertible Preferred Shares for a purchase price of $7.09 per share (the “Private Placement”). In connection with the Private Placement, we entered in to a registration rights agreement with the investors, pursuant to which we agreed to prepare and file a registration statement on Form S-3 with the Securities and Exchange Commission for the resale of the shares purchased in the Private Placement.

PROPOSAL 2
A NON-BINDING RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AND BINDING AUTHORIZATION OF THE AUDIT COMMITTEE OF THE BOARD TO SET THE AUDITORS’ REMUNERATION
(Ordinary Resolution)
ITEM 2 ON PROXY CARD
Pursuant to this proposal, we seek shareholder ratification, in a non-binding vote, of the appointment of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public auditor and accounting firm for the fiscal year ending December 31, 2021 and authorization, in a binding vote, of the Audit Committee of the Board to set the independent registered public auditor and accounting firm remuneration.
Background
In 2020, the Audit Committee approved the engagement of Deloitte to serve as the Company’s independent registered public accounting firm for the fiscal year 2019, for purposes of our financial statements for filing under U.S. securities law for the year ending December 31, 2019. At the 2019 and 2020 annual general meetings of shareholders, the shareholders voted to ratify the selection of Deloitte as the Company’s independent registered accounting firm for the fiscal year 2019 and fiscal year 2020, respectively.
It is not expected that any representatives of Deloitte will be present at the Meeting and, accordingly, no such representatives will have the opportunity to make a statement at the Meeting, if they desire to do so, nor, therefore, will any representative of Deloitte be available at the Meeting to respond to appropriate questions.
Pursuant to its charter, the Audit Committee of our Board approved in advance each professional service performed by Deloitte during fiscal year 2020 and considered the possible effect of the provision of such service on the auditors’ independence. Information relating to fees paid to Deloitte is set forth in the table below.
Under the Sarbanes-Oxley Act of 2002 and the rules of the SEC promulgated thereunder, the Audit Committee is solely responsible for the selection, appointment, compensation and oversight of the work of our independent registered public accounting firm. Although submission of the appointment of an independent registered public accounting firm to shareholders for ratification is not required by law, the Board considers the appointment of our independent registered public accounting firm to be an important matter of shareholder concern and is submitting the appointment of Deloitte for ratification by our shareholders, as a matter of good corporate practice.
The Board has not determined what action it would take if the shareholders do not approve the selection of Deloitte, but may reconsider its selection if the shareholders’ action so warrants. Even if the selection is ratified, the Audit Committee, exercising its own discretion, may select different auditors at any time during the year if it determines that such a change would be in the Company’s best interests and in the best interests of our shareholders.
The resolution in respect of this Proposal 2 is an ordinary resolution. The text of the resolution in respect of Proposal 2 is as follows:
“IT IS RESOLVED, to ratify, on a non-binding, advisory basis, the appointment of Deloitte & Touche LLP as the independent registered public accounting firm and auditors of Avadel Pharmaceuticals plc and to authorize, in a binding vote, the Audit Committee to set such independent auditor and accounting firm’s remuneration.”
Required Vote and Board Recommendation
The affirmative vote of a majority of the votes cast on the matter is required for the approval of this item. As this proposal is considered a “routine item,” your bank, broker or other nominee may vote your shares “FOR” the proposal without receiving your voting instructions. Abstentions and broker non-votes will not count either in favor of or against the proposal.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS AND TO AUTHORIZE THE AUDIT COMMITTEE OF THE BOARD TO SET THE AUDITORS’ REMUNERATION

AUDIT FEES
Independent Registered Public Accounting Firm Fees
The following table summarizes the aggregate fees of our independent registered public accounting firms, billed to us for the fiscal years ended December 31, 2020 and December 31, 2019 for audit and other services:
	Fiscal Year Ended December 31,
	2020	2019
Audit Fees	$1,236,383	$1,957,100
Audit-related Fees	89,500	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$1,352,883	$1,957,100
Audit Fees.   Audit fees include professional services rendered by public accounting firms for the audit of our annual financial statements in 2020 and 2019, including the reviews of the financial statements included in our quarterly reports on Form 10-Q. This category also includes fees for assistance with complex accounting and transactions, fees for audits provided in connection with statutory filings or services that generally only the principal auditor can reasonably provide to a client, and consents and assistance with and review of documents filed with the SEC.
Audit-Related Fees.   Audit-related fees consist of amounts for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements that are not reported under “Audit Fees.”
Tax Fees.   Tax fees include original and amended tax returns, studies supporting tax return amounts as may be required by Internal Revenue Service regulations, claims for refunds, assistance with tax audits and other work directly affecting or supporting the payment of taxes, planning, research and advice supporting our efforts to maximize the tax efficiency of our operations for fiscal years 2020 and 2019.
All Other Fees.   All other fees are fees for products or services other than those in the above three categories.
Pre-Approval Policy
The Audit Committee has adopted a policy for the provision of audit services and permitted non-audit services by our independent registered public accounting firm. Our Chief Financial Officer has primary responsibility to the Audit Committee for administration and enforcement of this policy and for reporting non-compliance. Under the policy, our Audit Committee receives a presentation of an annual budget and plan for audit services and for any proposed audit-related, tax or other non-audit services to be performed by the independent registered public accounting firm.

AUDIT COMMITTEE REPORT
Pursuant to SEC rules for Proxy Statements, the Audit Committee of the Board has prepared the following Audit Committee Report. The Audit Committee intends that this report clearly describe our current audit program, including the underlying philosophy and activities of the Audit Committee.
Composition, Qualifications and Governance
The Board has an Audit Committee comprised solely of independent directors, namely Peter J. Thornton (Chair), Dr. Eric J. Ende, Geoffrey M. Glass, and Dr. Mark A. McCamish. The Audit Committee operates under a written charter adopted by the Board. The Audit Committee’s responsibilities are set forth in this charter, which was amended and restated effective August 14, 2020. The Audit Committee reviews and assesses the adequacy of its charter at least annually, and, when appropriate, recommends changes to the Board for review and approval. The charter is available on our website at www.Avadel.com.
Responsibilities and Duties
The Audit Committee assists the Board in fulfilling its responsibilities for general oversight of the integrity of the Company’s financial statements, the adequacy of the Company’s system of internal controls and procedures and disclosure controls and procedures, the Company’s risk management, the Company’s compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence and the performance of the Company’s internal audit function and independent auditors. The Audit Committee recommends to the Board the selection of the Company’s independent auditors and manages the Company’s relationship with its independent auditors (who report directly to the Audit Committee). The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Committee deems necessary to carry out its duties and receive appropriate funding, as determined by the Audit Committee, from the Company for such advice and assistance.
The Audit Committee met five times during 2020. The Audit Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. The Audit Committee’s meetings include private sessions with either the Company’s independent auditors or internal auditors when necessary, without the presence of the Company’s management, as well as executive sessions consisting of only Audit Committee members. In addition to the scheduled meetings, senior management confers with the Audit Committee or its Chair from time to time, as senior management deems advisable or appropriate, in connection with issues or concerns that arise throughout the year. The Audit Committee chair also holds meetings with the Company’s Chief Financial Officer on a regular basis.
Management is responsible for the Company’s financial reporting process, including its system of internal control over financial reporting, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the U.S. The Company’s independent auditors are responsible for auditing those financial statements in accordance with professional standards and expressing an opinion as to their material conformity with U.S. generally accepted accounting principles and for auditing the effectiveness of the Company’s internal control over financial reporting. The Audit Committee’s responsibility is to monitor and review the Company’s financial reporting process and discuss management’s report on the Company’s internal control over financial reporting. It is not the Audit Committee’s duty or responsibility to conduct audits or accounting reviews or procedures. The Audit Committee has relied, without independent verification, on management’s representations that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the U.S. and with respect to whether the Company’s internal control over financial reporting is effective. The Audit Committee has also relied, without independent verification, on the opinion of the independent auditors included in their report regarding the Company’s financial statements and effectiveness of internal control over financial reporting.
Matters Discussed with Management and Independent Auditors
As part of its oversight of the Company’s financial statements, the Audit Committee reviews and discusses with both management and the Company’s independent auditors all annual and quarterly financial statements prior to their issuance. During 2020, management advised the Audit Committee that each set of financial statements reviewed had been prepared in accordance with accounting principles generally accepted in the

U.S., and reviewed significant accounting and disclosure issues with the Audit Committee. These reviews included discussions with the independent auditors of matters required to be discussed pursuant to Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 16 (Communication with Audit Committees), including the quality (not merely the acceptability) of the Company’s accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements and disclosures related to critical accounting practices. The Audit Committee has also discussed with Deloitte & Touche LLP matters relating to its independence, including a review of audit and non-audit fees and the written disclosures and letter received from Deloitte & Touche LLP required by applicable requirements of the PCAOB regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence. The Audit Committee also considered whether any non-audit services provided by the independent auditors are compatible with the independent auditors’ independence. The Audit Committee also received regular updates, and written summaries as required by the PCAOB rules (for tax and other services), on the amount of fees and scope of audit, audit-related, tax and other services provided.
In addition, the Committee reviewed key initiatives and programs aimed at strengthening the effectiveness of the Company’s internal and disclosure control structure. As part of this process, the Committee continued to monitor the scope and adequacy of the Company’s internal auditing program, reviewing staffing levels and steps taken to implement recommended improvements in internal procedures and controls. The Committee also reviews and discusses legal and compliance matters with management, and, as necessary or advisable, the Company’s independent auditors.
Based on the Audit Committee’s discussions with management and the independent auditors and the Audit Committee’s review of the representations of management and the report of the independent auditors to the Board, and subject to the limitations on the Audit Committee’s role and responsibilities referred to above and in the Audit Committee charter, the Audit Committee recommended to the Board, and the Board has approved, the audited consolidated financial statements of the Company be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for filing with the SEC.
THE AUDIT COMMITTEE
Peter J. Thornton, Chair
Dr. Eric J. Ende
Geoffrey M. Glass
Dr. Mark A. McCamish
The “Audit Committee Report” above shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference and shall not otherwise be deemed filed under such Acts.

Background to Proposals 3 and 5
Introduction
As a matter of Irish law, directors of an Irish public limited company must have specific authority from shareholders to allot and issue any of the company’s ordinary shares (other than pursuant to employee equity plans). In addition, when the directors of an Irish public limited company determine that it is in the best interests of the company to issue shares for cash, the company must first offer those shares on the same or more favorable terms to existing shareholders of the company on a pro-rata basis (commonly referred to as the statutory pre-emption right) unless this statutory pre-emption right is dis-applied, or opted-out of, by approval of the shareholders.
As a result of the cross-border merger, we re-domiciled in Ireland, and as permitted under Irish law, adopted a constitution that authorizes our directors, for a period of 5 years from 20 December 2016, to allot and issue shares up to a maximum of our authorized but unissued share capital and dis-applies the statutory pre-emption right. Accordingly, subject to SEC and NASDAQ rules and regulations, our directors are currently authorized to issue shares, without shareholder approval, up to a maximum of our authorized but unissued share capital, and are further authorized to issue those shares for cash without first being required to offer those shares to all of our shareholders on a pro-rata basis. In this proxy statement, we refer to the share allotment and issuance authority and the pre-emption opt-out authority collectively as the share issuance authorities. These share issuance authorities have, since the cross-border merger, kept us on an equal footing with our peer companies who are incorporated and listed in the U.S. However, these share issuance authorities will expire on December 20, 2021 unless renewed by our shareholders.
Proposals 3 and 5, which we refer to as our Share Issuance Proposals, ask our shareholders to renew, for an additional five years from the date of expiration of the current authorities, the same share issuance authorities that are currently in place and that we have been operating under since our re-domiciliation to Ireland. Approval of these proposals:
•
Extends the duration of — but does not expand or increase the amount of — the current share issuance authorities of our board of directors.

•
We are and will continue to be subject to all of the shareholder approval and other requirements that arise from our ordinary shares being listed exclusively on the NASDAQ Global Market and our being considered a U.S. domestic reporting company under SEC rules, and our board of directors will also continue to focus on and satisfy its fiduciary duties to our shareholders with respect to share allotments and issuances.

Many of the companies with which we compete strategically are listed and incorporated in the U.S., and are not subject to share issuance restrictions. We are asking you to approve our Share Issuance Proposals to allow us to continue to execute on our business and growth strategy in a timely and competitive manner.
Effect on Authorized Share Capital
Of the 500,000,000 ordinary shares we currently have authorized for issuance, as of the close of business on April , 2021, there were ordinary shares outstanding and another 6,000,000 ordinary shares reserved for issuance under our various shareholder-approved equity plans. Renewal of the current share issuance authorities will not increase our authorized share capital or otherwise provide greater authority than is currently provided for under our constitution, other than to renew the term of the share issuance authorities for an additional five years. In addition, we have no immediate plans, arrangements or understandings with respect to any share issuances for which renewal of the share issuance authorities is necessary, other than issuances of shares under our shareholder-approved equity plans.
Rationale for Seeking Renewal of Current Share Issuance Authorities
Ability to execute on our business and growth strategy without competitive disadvantage.   The renewal of our share issuance authorities is fundamental to the way we intend to advance our business and increase shareholder value. Our growth strategy depends in part on our ability to identify, acquire, in-license, and/or develop additional products or product candidates. Our management and Board rely heavily on having the flexibility to quickly take advantage of strategic opportunities, including potential acquisitions and other capital-intensive opportunities. Many of these opportunities are highly competitive, with multiple parties often offering comparable or even the same economics. If Proposals 3 and 5 are not approved, we would be required to obtain shareholder approval prior to issuing any shares in connection with new strategic opportunities after December 20, 2021, even if we would not otherwise be required to obtain shareholder approval under NASDAQ rules. This could put us at a distinct disadvantage vis-à-vis many of our peers in competing for acquisitions and similar transactions and might make it difficult for us to complete such transactions in furtherance of our growth strategy, thus potentially limiting our ability to deploy capital to meet strategic goals that are in the best interests of our shareholders.
While we would still have the ability to seek shareholder approval in connection with a specific issuance of shares should our shareholders not approve Proposals 3 and 5, we do not believe that our ability to convene an extraordinary general meeting of shareholders to approve each specific share issuance that we would seek to undertake in furtherance of future strategic transactions is a workable alternative to obtaining approval of Proposals 3 and 5. The uncertainty of whether we could obtain shareholder approval for a specific issuance in the context of any transaction, as well as the delays we would experience in seeking and obtaining such approval, could make any transaction bid that we submit less attractive, even if our bid was on economically better terms than competitive bids submitted by U.S.-listed or companies not subject to similar share issuance restrictions. In addition, the case-by-case approval approach ignores market window and other deal timing and competitive realities. Likewise, the requirement to first offer shares that we propose to issue for cash to all of our existing shareholders in time-consuming pro-rata rights offerings would considerably reduce the speed at which we could complete capital-raising activities undertaken in furtherance of our growth strategy, would increase our costs and otherwise might make it difficult for us to complete such transactions, and could put us at a distinct disadvantage vis-à-vis many of our peers in competing for acquisitions and similar transactions.
We do not believe that limitations derived from Irish market practice should apply to the Company.   While not required by Irish law, we understand it has become market practice for companies whose share capital is listed on the Irish Stock Exchange, trading as Euronext Dublin, or ISE, to generally limit the share allotment and issuance authority to an amount equal to 33% of their issued share capital for a period of 12 to 18 months and to generally limit the dis-application of statutory pre-emption right to only 5% of their issued share capital for a period of 12 to 18 months. While these limitations in size and duration on the share issuance authorities are part of the corporate governance framework applicable to companies whose share capital is listed on the ISE (regardless of whether such companies are incorporated in Ireland or elsewhere), our ordinary shares are not, and never have been, listed on the ISE, and we are not subject to ISE share listing rules or governed by the corporate governance standards applicable to companies whose share capital is listed on the ISE.
As an Irish company, we are committed to complying with Irish law. We are legally required to seek shareholder approval to renew our share issuance authorities because we are incorporated in Ireland. However, the U.S. capital markets are the sole capital markets for our ordinary shares and our ordinary shares are listed solely on the NASDAQ Global Market. As such, we believe that our shareholders expect us to, and we are committed to, follow customary U.S. capital markets practices, U.S. corporate governance standards, the rules and regulations of the SEC and the NASDAQ rules and listing standards. We also believe that applying the standards and market practices of a market where our ordinary shares are not listed is inappropriate and is simply not in the best interests of our company or our shareholders, especially in circumstances where we are committed to complying with the governance rules and practices of the actual capital market for our ordinary shares — the NASDAQ Global Market — which provides its own separate restrictions on share issuances for the protection of shareholders.
Further, we believe that these Irish market limitations would leave us disadvantaged as compared with our U.S. incorporated and exchange-listed peers. Companies that are incorporated and listed in the U.S. are not required to — and do not — seek shareholder approval to renew their authority to allot and issue shares, and the dis-application of the statutory pre-emption right is not otherwise required for many companies with which we compete. In this regard, companies who are incorporated and publicly-traded in the U.S. generally do not grant all existing shareholders pre-emptive rights on new issuances of shares.
To be clear, shareholder approval of our Share Issuance Proposals would not mean that we would have no limits on future share issuances. To the contrary, we are considered to be a U.S. domestic reporting company under SEC rules and are subject to the same governance and share issuance requirements as all other U.S.-incorporated companies listed on NASDAQ. For example, NASDAQ rules generally require shareholder approval prior to our issuing shares in connection with acquisitions, other than in public offerings for cash, when the number of shares to be issued is or will be equal to or in excess of 20% of the number of our ordinary shares outstanding before the issuance. With limited exceptions, we must also seek shareholder approval of our equity compensation plans, including material revisions of such plans.
We understand that certain proxy advisory firms have in recent proxy seasons applied their United Kingdom, or UK, and Ireland voting guidelines in formulating their voting recommendations on share issuance authorities proposals for U.S.-listed Irish incorporated companies, meaning that they have applied or otherwise taken into account the market practice for companies whose share capital is listed on the ISE in formulating their voting recommendations on share issuance authorities proposals for Irish incorporated companies, even if their shares are not listed on the ISE (or any UK exchange). For all of the reasons stated above, we respectfully disagree with this approach.
We also understand that certain Irish incorporated companies that are listed solely on U.S. stock exchanges have followed the market practice for companies whose share capital is listed on the ISE with respect to their own share issuance authorities proposals. However, those companies may have business and growth strategies that differ from ours or may have different approaches for creating shareholder value. Some Irish incorporated companies that are solely listed on U.S. stock exchanges, like us, have sought approval for similar as authorities such as we are seeking in Proposals 3 and 5 and their shareholders have provided such approval.
In summary, because the Share Issuance Proposals are fully compliant with Irish corporate law, consistent with U.S. capital markets practice and governance standards, and, if approved, will keep us on an equal footing with our peer companies who are incorporated and listed in the U.S., we believe it is necessary to seek as broad an authority to issue new shares on a non-pre-emptive basis as is permissible under Irish law.
Summary
The Share Issuance Proposals, if approved, will maintain the status quo, allowing our board of directors continued flexibility to issue shares that are already within our authorized share capital, subject to the shareholder approval and other requirements of NASDAQ and the SEC. The renewal of the share issuance authorities, as proposed:
•
will not increase our authorized share capital;

•
will not exempt us from any NASDAQ corporate governance or other requirements, including those limiting the issuance of shares;

•
will keep us on an equal footing with our peer companies who are incorporated and listed in the U.S., while also fully complying with Irish law; and

•
is fully consistent with U.S. capital markets practice and governance standards.

If approval for the authorities sought in Proposals 3 and 5 is given, we will need to seek approval to renew those authorities by December 20, 2026 at the latest.
For the above reasons, our board of directors strongly recommends that you vote “FOR” both of the Share Issuance Proposals.

PROPOSAL 3
GRANT BOARD AUTHORITY TO ALLOT AND ISSUE SHARES
(Ordinary Resolution)
ITEM 3 ON PROXY CARD
The directors of an Irish public limited company must have specific authority from shareholders to allot and issue shares (including rights to subscribe for or otherwise acquire any shares) — even shares which are part of the company’s authorized but unissued share capital. Currently, our constitution authorizes our directors to issue new ordinary shares without shareholder approval up to a maximum of our authorized but unissued ordinary share capital. This authority has been in place since our re-domiciliation to Ireland in late 2016. Under Irish law, this authority can be granted for a maximum period of five years, at which point it lapses unless renewed by our shareholders. The current authority is due to expire on December 20, 2021.
We are asking for your approval to renew the directors’ authority to allot and issue shares for an additional five-year period to expire on December 20, 2026. We are not asking you to approve an increase to our authorized share capital. Your approval of this Proposal 3 will simply provide our board of directors with continued flexibility to issue ordinary shares up to the maximum of our existing authorized but unissued ordinary share capital, subject to the shareholder approval and other requirements of NASDAQ and the SEC. The renewed authority would apply to the issuance of shares, employee and director equity awards and other securities convertible into or exercisable or exchangeable for our shares.
Renewal of this authority would not exempt the Company from applicable NASDAQ requirements to obtain shareholder approval prior to certain share issuances or to comply with applicable SEC disclosure and other regulations, and our board of directors will continue to focus on and satisfy its fiduciary duties to our shareholders with respect to share issuances.
If shareholders do not approve this Proposal 3, the existing authorization to allot and issue up to the amount of our authorized but unissued share capital will continue to apply until December 20, 2021. However, our board of directors will generally not be able to issue any shares after December 20, 2021 (other than to employees pursuant to our employee equity plans or pursuant to a pre-existing contractual obligation) without first seeking and obtaining shareholder approval for each such issuance.
The text of the resolution in respect of Proposal 3 is as follows:
“RESOLVED, as an ordinary resolution, that the directors of the Company be and are hereby generally and unconditionally authorized pursuant to section 1021(1) of the Irish Companies Act 2014 with effect from the expiration of the existing authority on 20 December 2021 to exercise all powers of the Company to allot relevant securities (within the meaning of section 1021(12) of the Irish Companies Act 2014) up to an aggregate nominal amount equal to the authorized but unissued share capital of the Company as at the date of this resolution, provided that this authority shall expire five years from the date this authority takes effect, and provided that the Company may before such expiry make an offer or agreement which would or might require any such relevant securities to be allotted after such expiry and that, in this case, the directors may allot relevant securities in pursuance of such an offer or agreement as if the authority conferred by this resolution had not expired.
Required Vote and Board Recommendation
The affirmative vote of a majority of the votes cast on the matter is required for the approval of this item. As this proposal is considered a “routine item,” your bank, broker or other nominee may vote your shares “FOR” the proposal without receiving your voting instructions. Abstentions and broker non-votes will not count either in favor of or against the proposal.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” GRANTING THE BOARD AUTHORITY TO ALLOT AND ISSUE SHARES

PROPOSAL 4
ADJOURNMENT PROPOSAL
(Ordinary Resolution)
ITEM 4 ON PROXY CARD
You are being asked to consider and vote upon an adjournment proposal.
This resolution proposes to approve any motion to adjourn the Meeting, or any adjournments thereof, to another time and place to solicit additional proxies if there are insufficient votes at the time of the Meeting to approve Proposal 5.
Proposal 5 is subject to the Irish law super majority voting regime of voting by special resolution, which requires no less than 75% of the votes of shareholders cast (in person or by proxy) at a general meeting to be voted “FOR” the proposal in order to be passed. Given the high vote threshold associated with Proposal 5, we are seeking your authority to adjourn the meeting to solicit additional proxies if there are insufficient votes at the time of the Meeting to approve Proposal 5.
The resolution in respect of this Proposal 4 is an ordinary resolution. The text of the resolution in respect of Proposal 4 is as follows:
“RESOLVED, that any motion to adjourn this annual general meeting, or any adjournments thereof, to another time and place to solicit additional proxies if there are insufficient votes at the time of the annual meeting to approve any Proposal 5 set forth in this proxy statement, be approved.”
Vote Required and Board Recommendation
The affirmative vote of a majority of the votes cast on this resolution is required in order to be approved. As this proposal is not considered a “routine item,” your bank, broker or other nominee cannot vote your shares without receiving your voting instructions. Abstentions and broker non-votes will not count either in favor of or against the proposal.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ADJOURNMENT OF THE MEETING TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES AT THE TIME OF THE MEETING TO APPROVE PROPOSAL 5

PROPOSAL 5
GRANT BOARD AUTHORITY TO OPT-OUT OF STATUTORY PRE-EMPTION RIGHTS
(Ordinary Resolution)
ITEM 5 ON PROXY CARD
In general, unless otherwise authorized by shareholders, before an Irish public limited company can issue shares for cash (including rights to subscribe for or otherwise acquire any shares) to any new shareholders, it must first offer the shares or rights to existing shareholders of the company pro-rata to their existing shareholdings. Our constitution currently authorizes directors to issue new shares for cash, up to a maximum of our authorized but unissued ordinary share capital, without first offering them to existing shareholders, thereby opting out of the statutory pre-emption rights provision. This pre-emption opt-out authority has been in place since our re-domiciliation to Ireland in late 2016. Under Irish law, this authority can be granted for a maximum period of five years, at which point it will lapse unless renewed by our shareholders. The current pre-emption opt-out authority is due to expire on December 20, 2021.
We are asking for your approval to renew the pre-emption opt-out authority for an additional five-year period to expire on December 20, 2026. Your approval of this Proposal 5 will simply provide our board of directors with continued flexibility to issue ordinary shares for cash on a non-pre-emptive basis up to the maximum of our existing authorized but unissued ordinary share capital. Renewal of this authority would not exempt the Company from applicable NASDAQ requirements to obtain shareholder approval prior to certain share issuances or to comply with applicable SEC disclosure and other regulations, and our board of directors will continue to focus on and satisfy its fiduciary duties to our shareholders with respect to share issuances.
If our shareholders do not approve this Proposal 5, the existing pre-emption opt-out authority in respect of up to the amount of our authorized but unissued share capital will continue to apply until December 20, 2021. However, ordinary shares issued for cash after December 20, 2021 would have to first be offered to existing shareholders of the Company pro-rata to their existing shareholding before those shares could be issued to any new shareholders. This limitation on our ability to issue shares for cash could put us at a distinct disadvantage vis-à-vis many of our peers in competing for acquisitions and similar transactions, would considerably reduce the speed at which we could complete capital-raising activities undertaken in furtherance of our growth strategy, and would increase our costs and otherwise might make it difficult for us to complete such transactions in furtherance of our growth strategy, thus potentially limiting our ability to deploy capital to meet strategic goals that are in the best interests of our shareholders. Please note that the requirement to offer shares to pre-existing shareholders does not apply where such shares are issued for non-cash consideration or pursuant to employee equity plans.
Please refer to background discussion of Proposals 3 and 5 beginning on page 51 of this proxy statement for additional information regarding this proposal.
The approval of this Proposal 5 is conditional on the approval of Proposal 3 because Irish law requires that a general authority to issue shares be in place before a pre-emption opt-out authority can be granted. Proposal 5 will therefore not be passed unless Proposal 3 is also approved.
The text of the resolution in respect of Proposal 5 is as follows:
“RESOLVED, as a special resolution, subject and conditional upon Proposal 3 being passed and with effect from the expiration of the existing authority on 20 December 2021, that the directors of the Company be and are hereby empowered pursuant to section 1023(3) of the Act to allot equity securities within the meaning of said section 1023 for cash pursuant to the authority conferred by Proposal 3 up to an aggregate nominal amount equal to the authorized but unissued share capital of the Company as at the date of this resolution as if section 1022 of the Irish Companies Act 2014 did not apply to any such allotment, provided that this authority shall expire five years from the date this authority takes effect, and provided that the Company may before the expiry of such authority make an offer or agreement which would or might require equity securities to be allotted after such expiry and the directors of the Company may allot equity securities in pursuance of such an offer or agreement as if the power conferred by this resolution had not expired.”

Vote Required and Board Recommendation
As required under Irish law, Proposal 5 is a special resolution that requires the affirmative vote of at least 75% of the votes cast in person or by proxy at the annual meeting (including any adjournment thereof) in order to be approved. In addition, Proposal 5 is subject to Proposal 3 being approved. Therefore, unless shareholders approve Proposal 5, Proposal 3 will fail and not be implemented, notwithstanding that shareholders may have approved Proposal 5.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” GRANTING THE BOARD AUTHORITY TO OPT-OUT OF STATUTORY PRE-EMPTION RIGHTS

CERTAIN MATTERS RELATING TO PROXY MATERIALS AND ANNUAL REPORTS
Solicitation of Proxies
The cost of the solicitation of proxies on behalf of Avadel Pharmaceuticals plc will be borne by the Company. In addition, the Company’s directors, officers and other employees may, without additional compensation except reimbursement for any actual expenses, solicit proxies by mail, in person or by telecommunication. We may retain a third party to solicit proxies, which costs would also be borne by the Company. We will reimburse brokers, fiduciaries, custodians and other nominees for out-of-pocket expenses incurred in sending Company proxy materials to, and obtaining instructions relating to such materials from, beneficial owners.
Shareholder Proposals for 2022 Meeting
Shareholders who wish to present a proposal to be included in our Proxy Statement for our 2022 annual general meeting of shareholders (the “2022 Meeting”) must submit the proposal to us no later than December 31, 2021, and must otherwise comply with the requirements of Rule 14a-8 of the Exchange Act and our constitution. The Board, at the recommendation of the Nominating and Corporate Governance Committee, has established the same date (December 31, 2021) for shareholders to submit nominees for directors for inclusion in our Proxy Statement for our 2022 Meeting, and December 31, 2021 as the date for Shareholders to present other business at our Meeting of Shareholders without inclusion in our Proxy Statement for such meeting. All such proposals must be sent in writing to our Company Secretary at Ten Earlsfort Terrace, Dublin 2, D02 T380, Ireland.
All proposals submitted by holders of ordinary shares are reviewed by the Corporate Governance Committee or the Nominating Committee and by the Board.
An ADS holder does not have a right to present proposals for shareholder approval at the Meeting. To submit proposals at the Meeting, an ADS holder must convert the ADSs into ordinary shares by contacting the Depositary and complying with the rules describe above.
Eligibility to Submit a Proposal:   Under Rule 14a-8 promulgated under the Securities Exchange Act of 1934, in order to be eligible to submit a proposal, you must have continuously held at least $2,000 in market value, or 1%, of the Company’s securities entitled to be voted on the proposal at the meeting for at least one year by the date you submit the proposal. You must continue to hold those securities through the date of the meeting.
Irish Disclosure of Shareholder Interests
Under the Companies Act, our shareholders must notify us if, as a result of a transaction, the shareholder will become interested in 3% or more of our shares; or if as a result of a transaction a shareholder who was interested in more than 3% of our shares ceases to be so interested. Where a shareholder is interested in more than 3% of our shares, the shareholder must notify us of any alteration of his or her interest that brings his or her total holding through the nearest whole percentage number, whether an increase or a reduction. The relevant percentage figure is calculated by reference to the aggregate nominal value of the shares in which the shareholder is interested as a proportion of the entire nominal value of our issued share capital (or any such class of share capital in issue), and disclosable interests in our shares include any interests in our shares of any kind whatsoever. Where the percentage level of the shareholder’s interest does not amount to a whole percentage this figure may be rounded down to the next whole number. We must be notified within five business days of the transaction or alteration of the shareholder’s interests that gave rise to the notification requirement. If a shareholder fails to comply with these notification requirements, the shareholder’s rights in respect of any our ordinary shares it holds will not be enforceable, either directly or indirectly. However, such person may apply to the court to have the rights attaching to such shares reinstated.
Annual Report on Form 10-K
We will provide without charge to each shareholder, on the written request of any such person, a copy of our Annual Report on Form 10-K for the year ended December 31, 2020. Requests should be directed to

Avadel Pharmaceuticals plc, Ten Earlsfort Terrace, Dublin 2, D02 T380, Ireland, Attention: Investor Relations. Our Annual Report on Form 10-K also may be accessed through our website at www.Avadel.com. A list of exhibits to the Annual Report on Form 10-K will be included in the copy of the Annual Report on Form 10-K. Any of the exhibits may be obtained at the SEC’s website, www.sec.gov, or by written request to the above address.
Beneficial Owners
Unless we have received contrary instructions, we may send a single copy of our proxy materials to any household at which two or more shareholders reside if we believe the shareholders are members of the same family. Each shareholder in the household will continue to receive a separate proxy card. This process, known as “householding,” reduces the volume of duplicate information received at your household and helps to reduce our expenses.
If you would like to receive your own set of our annual disclosure documents this year or in future years, follow the instructions described below. Similarly, if you share an address with another shareholder and together both of you would like to receive only a single set of our annual disclosure documents, follow these instructions.
If your shares are registered in your own name, please contact the Company at our registered office at Ten Earlsfort Terrace, Dublin 2, D02 T380, Ireland, Attention: Investor Relations, to inform the Company of your request. If a bank, broker or other nominee holds your shares, please contact your bank, broker or other nominee directly.
OTHER MATTERS
The Board is not aware of any other matters to be presented for action at the Meeting other than as set forth in this Proxy Statement. However, if other matters properly come before the Meeting, or any adjournment or postponement thereof, the person or persons voting the proxies will vote them in accordance with their best judgment.
Dublin, Ireland
April 30, 2021

15777 Avadel Pharmaceuticals VIFProof 4 Annual General Meeting of the Shareholders of Avadel Pharmaceuticals plcDate:August 3, 2021See Voting Instruction On Reverse Side.Please make your marks like this:  Use pen onlyOrdinary ResolutionsFor Against Abstain1.By separate resolutions, to elect the following six current Directors: Gregory J. DivisDr. Eric J. EndeGeoffrey M. GlassDr. Mark A. McCamish Linda S. Palczuk Peter J. Thorntonto the Board of Directors; each to serve a one-year term expiring at the conclusion of the next annual general meeting of shareholders (“Proposal 1”);2.To ratify, in a non-binding vote, the appointment of Deloitte & Touche LLP as the Company’s independent registered public auditor and accounting firm for the fiscal year ending December 31, 2021 and to authorize, in a binding vote, the Audit Committee of the Board of Directors to set the independent registered public auditor and accounting firm remuneration (“Proposal 2”);3.To renew the Board of Directors’ existing authority under Irish law to allot and issue ordinary shares (“Proposal 3”);4.To approve any motion to adjourn the annual general meeting of shareholders, or any adjournments thereof, to another time and place to solicit additional proxies if there are insufficient votes at the time of the annual general meeting of shareholders to approve any or all of Proposal 5 (“Proposal 4”);Special Resolution5.To renew the Board of Directors’ existing authority under Irish law to opt-out of the statutory pre-emption rights (“Proposal 5”); andNote:The Board will consider and transact such other business as may properly be brought before the Meeting and any adjournments or postponements of the Meeting.THE BOARD RECOMMENDS THAT YOU VOTE “FOR” PROPOSALS 1, 2, 3, 4 AND 5.Authorized Signatures - This section must be completed for your instructions to be executed. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer._______________________________________________________________Please Sign HerePlease Date Above_______________________________________________________________Please Sign HerePlease Date Above Annual General Meeting of the Shareholders ofAvadel Pharmaceuticals plcto be held on August 3, 2021For Holders as of May 25, 2021provided.MAILenvelope• Mark, sign and date your Voting Instruction Form.• Detach your Voting Instruction Form.• Return your Voting Instruction Form in thethepostage-paid envelope provided.inportionAll votes must be received by 12:00 noon New York time on July 27, 2021.thisjustreturnPROXY TABULATOR FORAVADEL PHARMACEUTICALS PLCandP.O. BOX 8016perforationCARY, NC 27512-9903theatcarefullyseparatePleaseEVENT #CLIENT #Copyright © 2021 Mediant Communications Inc. All Rights Reserved

15777 Avadel Pharmaceuticals VIFAvadel Pharmaceuticals plcInstructions to The Bank of New York Mellon, as Depositary (Must be received prior to 12:00 noon New York time on July 27, 2021)The undersigned registered owner of American Depositary Shares (the “Owner”) hereby requests and instructs The Bank of New York Mellon, as Depositary, to endeavor, insofar as practicable, to vote or cause to be voted the amount of shares or other deposited shares represented by such American Depositary Shares of Avadel Pharmaceuticals plc registered in the name of the undersigned on the books of the Depositary as of the close of business May 25, 2021, at the Annual General Meeting of Shareholders of Avadel Pharmaceuticals plc, to be held on August 3, 2021 in respect of the resolutions specified on the reverse.NOTE:1.Instructions as to voting on the specific resolutions should be indicated by an x in the appropriate box. 2.If no instructions are received by the Depositary from the Owner with respect to any of the deposited shares represented by the American Depositary Shares held by such Owner on or before the date established by the Depositary for such purpose, the Depositary shall deem such Owner to have instructed the Depositary to give, and the Depositary shall give a discretionary proxy to a person designated by the Company to vote such deposited shares and this proxy will be voted “for” proposals 1, 2, 3, 4, and 5, except in case where the Company notifies the Depositary that (i) the Company does not wish such proxy given, (ii) substantial opposition exists or (iii) the matter to be voted on materially and adversely affects the rights of holders of the Company’s shares. (Continued and to be marked, dated and signed, on the other side) Proof 4FORplcPharmaceuticals9903TABULATOR-801627512NCPROXYAvadelBoxCARY,P.O.

MR SAM SAMPLE DESIGNATION (IF ANY) MR JOINT HOLDER 1 ADD1ADD2 ADD3 ADD4(AA111AAZZ) AVADEL PHARMACEUTICALS PLC10 EARLSFORT TERRACE DUBLIN 2, D02 T380 IRELAND VOTE BY INTERNET - www.eproxyappointment.comUse the internet to transmit your voting instructions up until 10:00 AM (Irish Standard Time) on August 1, 2021. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.VOTE BY MAILMark, sign and date your proxy card and return it in the postage- paid envelope we have provided or return it to Corporate Secretary, c/o Avadel Pharmaceuticals plc, 10 Earlsfort Terrace Dublin 2, D02 T380 IRELAND. In order to assure that your proxy card is tabulated in time to be voted at the Annual General Meeting, you must return your proxy card at the above address by 10:00 AM (Irish Standard Time) on August 1, 2021.VOTE BY E-MAILMark, sign and date your proxy card and send a digital copy to general.meeting@avadel.com. Please include your shareholder reference number, control number and PIN#. Your electronic transmission of your proxy card must be received by 10:00 AM (Irish Standard Time) on August 1, 2021.All instruments of proxy and proxy cards must be received by 10:00 AM (Irish Standard Time) on August 1, 2021. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOU RECORDS DETACH AND RETURN THIS PORTION ONLY AVADEL PHARMACEUTICALS PLCThe Board of Directors recommends you vote FOR the election of the following director nominees: Election of Directors ForAgainstAbstain1a. Gregory J. Divis 1b. Dr. Eric J. Ende 1c. Geoﬀrey M. Glass 1d. Dr. Mark A. McCamish 1e. Linda S. Palczuk 1f. Peter J. Thornton The Board of Directors recommendsyou vote FOR proposals 2, 3, 4, 5. For AgainstAbstain 2. To ratify, in a non-binding vote, the appointment of Deloitte & Touche LLP as the Company’s independent registered public auditor and accounting firm for the fiscal year ending December 31, 2021 and to authorize, in a binding vote, the Audit Committee of the Board to set the independent registered public auditor and accounting firm remuneration. 3. To renew the Board of Directors’existing authority under Irish law to allot and issue ordinary shares. 4. To approve any motion to adjournthe Annual General Meeting of Shareholders, or any adjournments thereof, to another time and place to solicit additional proxies if there are insuﬃcient votes at the time of the Meeting to approve any or all of Proposal 5.Special Resolution.5. To renew the Board of Directors’ existing authority under Irish law to opt-out of the statutory pre-emption rights.Any shareholder entitled to attend, speak and vote at the Annual General Meeting of Shareholders may appoint one or more proxies, who need not be a shareholder(s) of the Company. A proxy is required to vote in accordance with any instructions given to him or her. Completion of a form of proxy will not preclude a member from attending, speaking and voting at the meeting in person.NOTE: The Board of Directors will consider and act upon any other business as may properly come before the meeting or any adjournment or postponement thereofPlease sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized oﬃcer. Signature Date Signature (Joint Owners) Date 00000XXX/000000/000000 12Q55C D01

AVADEL PHARMACEUTICALS PLCAnnual General Meeting of Shareholders August 3, 2021 - 10:00 AM (Irish Standard Time)This proxy is solicited by the Board of Directors.The signatory, revoking any proxy heretofore given in connection with the Meeting (as defined below), hereby appoints Mr. Gregory J. Divis and Mr. Thomas S. McHugh (the “Proxy Designees”), as proxy, each with the power to act individually and with the power to appoint his substitute, and hereby authorizes each of them to attend, speak and to vote at the Meeting, as designated on the reverse side of this card, all ordinary shares of Avadel Pharmaceuticals plc that the signatory is entitled to vote at the Annual General Meeting of Shareholders to be held at 10:00 AM Irish Standard Time, on August 3, 2021, at the oﬃces of Arthur Cox, Ten Earlsfort Terrace, Dublin 2, D02 T380 IRELAND, and any adjournment or postponement thereof (the “Meeting”).If you wish to appoint as proxy any other person or persons, please contact the Corporate Secretary by writing to Avadel Pharmaceuticals plc, 10 Earlsfort Terrace, Dublin 2, D02 T380 IRELAND or by e-mail at general.meeting@avadel.com.In the event of other agenda items or proposals during the Meeting on which voting is permissible under Irish law, you instruct the Proxy Designees, in the absence of other specific instructions, to vote the shares in accordance with the Board of Directors’ recommendations.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.Continued and to be signed on reverse side. 00000XXX/000000/000000 12Q55C D01